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                                                                  Exhibit 4.03.1


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                                 SAKS & COMPANY

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                                CREDIT AGREEMENT

                           dated as of October 8, 1996

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                            THE CHASE MANHATTAN BANK,

                             as Administrative Agent

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                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS....................................................... 1
          1.1  Defined Terms.................................................. 1
          1.2  Other Definitional Provisions..................................17

SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS..................17
          2.1  Revolving Credit Commitments...................................17
          2.2  Swing Line Commitment..........................................18
          2.3  Commitment Fee.................................................20
          2.4  Proceeds of Revolving Credit Loans.............................20
          2.5  Issuance of Letters of Credit..................................20
          2.6  Participating Interests........................................21
          2.7  Procedure for Opening Letters of Credit........................21
          2.8  Payments in Respect of Letters of Credit.......................21
          2.9  Letter of Credit Fees..........................................22
          2.10  Letter of Credit Reserves.....................................22
          2.11  Further Assurances............................................23
          2.12  Obligations Absolute..........................................23
          2.13  Assignments...................................................24
          2.14  Participations................................................24
          2.15  Repayment of Loans............................................24

SECTION 3.  GENERAL PROVISIONS APPLICABLE TO LOANS............................25
          3.1  Procedure for Borrowing........................................25
          3.2  Conversion Options.............................................26
          3.3  Changes of Commitment Amounts..................................26
          3.4  Optional Prepayments...........................................27
          3.5  Interest Rates and Payment Dates...............................27
          3.6  Computation of Interest and Fees...............................28
          3.7  Certain Fees...................................................28
          3.8  Inability to Determine Interest Rate...........................28
          3.9  Pro Rata Treatment and Payments................................29
          3.10  Illegality....................................................30
          3.11  Requirements of Law...........................................31
          3.12  Indemnity.....................................................33
          3.13  Replacement of Banks..........................................34

SECTION 4.  REPRESENTATIONS AND WARRANTIES....................................34
          4.1  Financial Condition............................................34
          4.2  Corporate Existence; Compliance with Law.......................35
          4.3  Corporate Power; Authorization.................................36
          4.4  Enforceable Obligations........................................36
          4.5  No Legal Bar...................................................36
          4.6  No Material Litigation.........................................36


                                      -i-
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          4.7  Investment Company Act.........................................37
          4.8  Federal Regulation.............................................37
          4.9  No Default.....................................................37
          4.10  Taxes.........................................................37
          4.11  Subsidiaries..................................................37
          4.12  Ownership of Property; Liens..................................37
          4.13  ERISA.........................................................38
          4.14  Collateral Documents..........................................39
          4.15  Patents, Copyrights, Permits and Trademarks, Licenses and
                Leases........................................................40

SECTION 5.  CONDITIONS PRECEDENT..............................................40
          5.1  Conditions to Effectiveness....................................40
          5.2  Conditions to All Loans and Letters of Credit..................42

SECTION 6.  AFFIRMATIVE COVENANTS.............................................42
          6.1  Financial Statements...........................................42
          6.2  Certificates; Other Information................................44
          6.3  Payment of Obligations.........................................44
          6.4  Conduct of Business and Maintenance of Existence...............45
          6.5  Maintenance of Property; Insurance.............................45
          6.6  Inspection of Property; Books and Records; Discussions.........45
          6.7  Notices........................................................46
          6.8  Dividends by Real Estate Holding Subsidiaries..................47

SECTION 7.  NEGATIVE COVENANTS................................................47
          7.1  Real Estate Financings; Other Letters of Credit................47
          7.2  Limitation on Liens............................................48
          7.3  Limitation on Contingent Obligations...........................49
          7.4  Prohibition of Fundamental Changes.............................50
          7.5  Prohibition on Sale of Assets..................................51
          7.6  Limitation on Investments, Loans and Advances..................52
          7.7  Capital Expenditures...........................................54
          7.8  Interest Coverage..............................................55
          7.9  Total Indebtedness to Total Capitalization.....................55
          7.10  Limitation on Dividends.......................................56
          7.11  Transactions with Affiliates..................................57
          7.12  Foreign Exchange Contracts....................................58
          7.13  Prepayments and Amendments of Subordinated Debt and Real
                Estate Indebtedness...........................................58
          7.14  Restrictions on Holdings......................................58

SECTION 8.  EVENTS OF DEFAULT.................................................59

SECTION 9.  THE ADMINISTRATIVE AGENT; CHASE AS ISSUER.........................62


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          9.1  Appointment....................................................62
          9.2  Delegation of Duties...........................................62
          9.3  Exculpatory Provisions.........................................62
          9.4  Reliance by Administrative Agent...............................62
          9.5  Notice of Default..............................................63
          9.6  Non-Reliance on Administrative Agent and Other Banks...........63
          9.7  Indemnification................................................64
          9.8  The Administrative Agent in Its Individual Capacity............64
          9.9  Successor Administrative Agent.................................64
          9.10  Chase as Issuer of Letters of Credit..........................65

SECTION 10.  MISCELLANEOUS....................................................65
          10.1  Amendments and Waivers........................................65
          10.2  Notices.......................................................66
          10.3  No Waiver; Cumulative Remedies................................67
          10.4  Survival of Representations and Warranties....................67
          10.5  Payment of Expenses and Taxes.................................67
          10.6  Successors and Assigns; Participations; Purchasing Banks......68
          10.7  Permitted Payments............................................71
          10.8  Adjustments; Set-off..........................................71
          10.9  Counterparts..................................................72
          10.10  Governing Law; No Third Party Rights.........................72
          10.11  Submission to Jurisdiction; Waivers..........................73
          10.12  Release of Collateral........................................73
          10.13  Termination of Holdings Guarantee............................73

SCHEDULES

         Schedule      I    Commitment Fee
         Schedule    III    Domestic Subsidiaries
         Schedule     IV    Foreign Subsidiaries
         Schedule     VI    Liens and Contingent Obligations
         Schedule   VIII    Filing Jurisdictions
         Schedule      X    Existing Letters of Credit
         Schedule    XII    Intellectual Property


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EXHIBITS

EXHIBIT A-1   Revolving Credit Note
EXHIBIT A-2   Swing Line Note
EXHIBIT B     Opinion of Gibson, Dunn & Crutcher
EXHIBIT C-1   Holdings Closing Certificate
EXHIBIT C-2   Company Closing Certificate
EXHIBIT D     L/C Participation Certificate
EXHIBIT E     Commitment Transfer Supplement
EXHIBIT F     Swing Line Loan Participation Certificate
EXHIBIT G     Acknowledgment, Consent and Amendment
EXHIBIT H     Form of Intercompany Note


                                      -iv-
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            CREDIT AGREEMENT, dated as of October 8, 1996, among SAKS & COMPANY, a New York corporation (the "Company"), the several lenders from time to time parties hereto (the "Banks") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :

            WHEREAS, the Company, the banks parties thereto on the date hereof (the "Existing Lenders") and the Administrative Agent are parties to the Amended and Restated Credit Agreement, dated as of July 1, 1993 (as amended, supplemented or otherwise modified to the date hereof, the "Existing Credit Agreement"); and

            WHEREAS, the Company has requested the Banks parties hereto on the date hereof (such Banks which are not Existing Lenders, the "New Lenders") and the Administrative Agent to amend and restate the Existing Credit Agreement as of the Effective Date (as herein defined) to provide for, inter alia, (i) the New Lenders to become parties to this Agreement, (ii) increasing to $350,000,000 the revolving credit commitments of the Banks and (iii) extending to October 30, 2001 the maturity of the revolving credit commitments under the Existing Credit Agreement; and

            WHEREAS, the Banks and the Administrative Agent are so willing to amend and restate the Existing Credit Agreement as of the Effective Date, but only on, and subject to, the terms and conditions hereof and, as of the Effective Date, this Agreement shall supersede the Existing Credit Agreement in all respects;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company, the Banks and the Administrative Agent hereby amend and restate the Existing Credit Agreement, effective as of the Effective Date but not before, as follows:

            SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms defined in the caption or in the "Whereas" clauses hereto shall have the meanings set forth therein, and the following terms have the following meanings:

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
      (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by The Chase Manhattan Bank in connection with extensions of credit to debtors); "Base
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                                                                               2


      CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

            "Accounts Receivable Financing": The sale, encumbrance or other disposition, at any time or from time to time, of all or a portion of the accounts receivable of the Company or any of its Subsidiaries, whether existing on the date of this Agreement or hereafter arising.

            "Adjustment Date": (a) the second Business Day following receipt by the Administrative Agent of both (i) the financial statements required to be delivered pursuant to subsections 6.1(a) or 6.1(b) for the most recently completed fiscal period and (ii) the compliance certificate required pursuant to subsection 6.2(b) with respect
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                                                                               3


      to such financial statements or (b) if such compliance certificate and financial statements have not been delivered in a timely manner, the latest date upon which the compliance certificate required to be delivered pursuant to subsection 6.2(b) for the most recently completed fiscal period was due; provided, however, that in the event that the Adjustment Date is determined in accordance with the provisions of clause (b) of this definition, then the date which is two Business Days following the date of receipt of the financial statements and compliance certificate referenced in clause (a) of this definition also shall be deemed to constitute an "Adjustment Date".

            "Affiliate": of any Person (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or
      (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
      (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, whether by ownership of securities, contract, proxy or otherwise, or (ii) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

            "Aggregate Extensions of Revolving Credit": at any particular time, the sum of (a) the aggregate then outstanding principal amount of the Revolving Credit Loans and Swing Line Loans, (b) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (c) the aggregate unpaid amount of L/C Obligations.

            "Agreement": the Existing Credit Agreement as amended and restated by this Credit Agreement, as the same may be further amended, supplemented or modified from time to time.

            "APB 16": Accounting Principles Board Opinion No. 16 as in effect on the date hereof.

            "Applicable Margin": for any date for each Type of Loan, if the applicable Interest Coverage Ratio is:

                  (i) greater than or equal to 5.0, the rate per annum set forth under the relevant column heading below:

                         ABR Loans                Eurodollar Loans
                         ---------                ----------------

                           0.00%                       0.50%

                  (ii) greater than or equal to 4.0 but less than 5.0, the rate per annum set forth under the relevant column heading below:

                         ABR Loans                Eurodollar Loans
                         ---------                ----------------
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                                                                               4


                           0.00%                       0.75%

                  (iii) greater than or equal to 3.0 but less than 4.0, the rate per annum set forth under the relevant column heading below:

                         ABR Loans                Eurodollar Loans
                         ---------                ----------------

                           0.00%                       1.00%

                  (iv) greater than or equal to 2.5 but less than 3.0, the rate per annum set forth under the relevant column heading below:

                         ABR Loans                Eurodollar Loans
                         ---------                ----------------

                           0.25%                       1.25%

                  (v) less than 2.5, the rate per annum set forth under the
            relevant column heading below:

                         ABR Loans                Eurodollar Loans
                         ---------                ----------------

                           0.50%                       1.50%

The Applicable Margin for the period commencing with each Adjustment Date and ending on the next succeeding Adjustment Date, shall be determined by reference to the Interest Coverage Ratio of the Company set forth on the certificate most recently required to be delivered to the Banks pursuant to subsection 6.2(b); provided, that, (a) until the first Adjustment Date, the Applicable Margin shall be 0.00% for ABR Loans and 1.00% for Eurodollar Loans and (b) if for any reason the certificate required by subsection 6.2(b) is not timely delivered to the Banks, the Interest Coverage Ratio shall be (i) during the period from the date upon which such certificate was required to be delivered until the date upon which it actually is delivered, the Applicable Margin in effect immediately prior to the date such financial statements were due, and (ii) if such certificate, when actually delivered, would have required an increase in the Applicable Margin over the Applicable Margin in effect immediately prior to the date such certificate was due, the Company shall promptly following the delivery of such certificate pay to the Banks and the Administrative Agent any additional amounts of interest or fees which would have been payable on any previous Interest Payment Date had such higher Applicable Margin been in effect from the date such certificate was required to be delivered; and provided, further, that any change in the Applicable Margin as a result of a change in the Interest Coverage Ratio shall apply to all Loans for each day during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change in Applicable Margin.
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                                                                               5


            "Available Revolving Credit Commitment": as to any Bank, at a particular time, an amount equal to (a) the amount of such Bank's Revolving Credit Commitment at such time less (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Bank pursuant to subsection 2.1, (ii) such Bank's L/C Participating Interest in the aggregate amount available to be drawn at such time under all outstanding Letters of Credit, (iii) such Bank's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating the Available Revolving Credit Commitment under subsection 2.3 such amount shall be zero and (iv) such Bank's Revolving Credit Commitment Percentage of the aggregate outstanding amount of L/C Obligations; collectively, as to all the Banks, the "Available Revolving Credit Commitments".

            "Banks": as defined in the recitals hereto.

            "Borrowing Date": any Business Day, or, in the case of Eurodollar Loans, Working Day, specified in a notice pursuant to (a) subsection 2.2 or 3.1 as a date on which the Company requests the Banks to make Loans hereunder or (b) subsection 2.5 as a date on which the Company requests Chase to issue a Letter of Credit hereunder.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            "Capital Expenditures": for any period, all amounts which would, in accordance with GAAP, be set forth as capital expenditures (other than amounts expended with proceeds of loans, advances and contributions made pursuant to subsection 7.6(l) to the extent such loans, advances or contributions have previously been treated as Capital Expenditures) (exclusive of any amount attributable to capitalized interest) on the consolidated statement of changes in financial position or other similar statement of the Company and its Subsidiaries for such period; provided that any Capital Expenditures financed with the proceeds of any Indebtedness permitted hereunder (other than Indebtedness incurred hereunder or Subordinated Debt or Indebtedness incurred pursuant to Subsection 7.6(l)) shall be deemed to be a Capital Expenditure only in the period in which, and by the amount which, any principal of such Indebtedness is repaid.

            "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any Bank or with any domestic commercial bank having capital and surplus in excess of $300,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper (x) issued by any Bank or the parent corporation of any Bank, or (y) rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in each case maturing within twelve months after the date of acquisition and (v) shares of money market mutual funds or similar funds which invest exclusively in assets satisfying the requirements of clauses
      (i) through (iv) of this definition.

            "C/D Assessment Rate": for any day the net annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of the Administrative Agent in the United States.

            "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

            "Change in Law": with respect to any Bank, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Bank, in each case after the Effective Date.

            "Change in Control': shall be considered to have occurred if any Person (other than INVESTCORP S.A., any of its Affiliates or Subsidiaries, any Person that is a member of the senior management of the Company or Holdings, any entity the majority of the equity ownership interests of which is owned by such senior management of the Company or Holdings or any Person acting in the capacity of an underwriter), whether singly or in concert with one or more Persons, shall, directly or indirectly, have acquired, or acquired the power to vote or direct the voting of, 25% or more, on a fully diluted basis, of the outstanding common stock of the Company or of the common stock of Holdings.

            "Chase": The Chase Manhattan Bank.

            "Closing Date": July 2, 1990.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Commercial L/C": a commercial documentary letter of credit under which Chase agrees to make payments in Dollars for the account of the Company, on behalf of the Company or a Subsidiary thereof, in respect of obligations of the Company or such Subsidiary in connection with the purchase of goods in the ordinary course of business.

            "Commitment Transfer Supplement": the supplement substantially in the form of Exhibit E.

            "Commitments": the collective reference to the Revolving Credit Commitments and the Swing Line Commitment; individually, a "Commitment".

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

            "Company Pledge Agreement": the Pledge Agreement, dated as of July 2, 1990, made by the Company in favor of the Administrative Agent for the ratable benefit of the Banks, as the same has been and may be further amended, modified or supplemented from time to time.

            "Company Security Agreement": the Collateral Security Agreement, dated as of July 2, 1990, made by the Company in favor of the Administrative Agent for the ratable benefit of the Banks, as the same has been and may be further amended, modified or supplemented from time to time.

            "Consolidated EBITDA": for any period, the consolidated net income of Holdings and its Subsidiaries for such period, plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (i) taxes measured by income or net worth, (ii) interest expense, amortization (including amortization of interest rate cap costs) or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (v) any increase in the LIFO reserve, (vi) any premiums or penalties paid by Holdings or any of its Subsidiaries upon repurchase or redemption of any Indebtedness, (vii) management fees, (ix) transaction costs incurred in connection with Accounts Receivable Financing and (x) other non-recurring or extraordinary charges, all as determined in accordance with GAAP.

            "Consolidated Net Worth": at a particular date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of Holdings and its Subsidiaries as at such date.

            "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Company in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Company in good faith.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

            "Convertible Subordinated Notes": the 5.5% convertible subordinated notes of Holdings due September 15, 2006.

            "Credit Documents": the collective reference to this Agreement, the Notes, the Company Pledge Agreement, the Holdings Pledge Agreement, the Security Agreements, the Subsidiary Guarantee, the Mortgages and the Supplemental Agreement.

            "Credit Parties": the collective reference to Holdings, the Company and each Subsidiary of the Company.

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "Domestic Subsidiary": any Subsidiary of the Company other than a Foreign Subsidiary.

            "Effective Date": as defined in subsection 5.1.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurodollar Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon a Eurodollar Rate.

            "Eurodollar Rate": with respect to any Interest Period for any Eurodollar Loan, the rate per annum equal to the quotient of (a) the average (rounded upwards to the nearest whole multiple of one sixteenth of one percent) of the respective rates notified to the Administrative Agent by the Reference Banks as the rate at which each of such Reference Banks is offered Dollar deposits at or about 10:00 a.m. New York City time two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of such Reference Bank to be outstanding during such Interest Period, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements current on the date two Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System (such Eurodollar Rate to be rounded upwards, if necessary, to the next higher 1/100 of one percent).

            "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

            "Foreign Subsidiary": any Subsidiary of the Company which is organized under the laws of any jurisdiction outside the United States of America or under the laws of the U.S. Virgin Islands.

            "GAAP": generally accepted accounting principles in the United States of America as in effect on the Effective Date.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Holdings": Saks Holdings, Inc. (f/k/a/ Windows Holdings, Inc.), a Delaware corporation and the parent of the Company.

            "Holdings Pledge Agreement": the Pledge Agreement, dated as of July 2, 1990, made by Holdings in favor of the Administrative Agent for the ratable benefit of the Banks, as the same may be amended, modified or supplemented from time to time.

            "Indebtedness": of a Person, at a particular date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the undrawn face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and unpaid reimbursement obligations with respect thereto, (c) all liabilities (limited to the value of the assets encumbered) (other than Lease Obligations) secured by any Lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) lease obligations of such Person which, in accordance with GAAP, should be capitalized and (e) all indebtedness of such Person arising under acceptance facilities; but excluding (x) accruals for outstanding gift certificates in the ordinary course of business, (y) customer deposits and interest payable thereon in the ordinary course of business and (z) trade and other accounts and accrued expenses payable in the ordinary course of business in accordance with customary trade terms and, in the case of both clauses (y) and (z) above, which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person.

            "Initial Public Offering": the first offering of the common stock of Holdings to the public pursuant to the prospectus dated May 21, 1996.

            "Insolvency": with respect to a Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
      Section 4245 of ERISA.

            "Intercompany Note": the subordinated note or notes issued by the Company to Holdings in an aggregate principal amount equal to the aggregate principal amount of the Convertible Subordinated Notes, substantially in the form of Exhibit H.

            "Interest Coverage Ratio": on the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA to (b) cash interest expense (including fees payable on account of Letters of Credit but excluding capitalized interest expense) net of interest income (excluding amortization of debt discount (including discount of liabilities and reserves established under APB 16), amortization of interest rate cap costs, amortization of debt issuance costs and interest expense on customer deposits), in each case for the period of four fiscal quarters ending on such day on a consolidated basis for Holdings and its Subsidiaries, as determined in accordance with GAAP, provided that for any calculation period that includes the fourth 1995 fiscal quarter or the first, second or third 1996 fiscal quarters cash interest expense shall be deemed to be cash interest expense on a pro forma basis assuming the Initial Public Offering had occurred on the first day of the calculation period and the proceeds thereof were applied in accordance with the Existing Credit Agreement on such day, and provided further that for any calculation period that includes the fourth 1995 fiscal quarter or the first, second or third 1996 fiscal quarters cash interest expense shall be deemed to be cash interest expense on a pro forma basis assuming the Refinancing had occurred on the first day of the calculation period and the proceeds thereof were applied in accordance with the Credit Agreement on such day.

            "Interest Payment Date": (a) as to ABR Loans, the last day of each March, June, September and December, commencing on the first such day to occur after any ABR Loans are made or any Eurodollar Loans are converted to ABR Loans, (b) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two or three months, the last day of such Interest Period and (c) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of six, nine or twelve months, the last day of each March, June, September and December, commencing on the first such day to occur after such Eurodollar Loan is made or an ABR Loan is converted to such a Eurodollar Loan, and the last day of such Interest Period.

            "Interest Period": with respect to any Eurodollar Loan:

                  (a) initially, the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to such Eurodollar Loan and ending one, two, three, six, nine or, if available to all of the Banks, twelve months thereafter as selected by the Company in its notice of borrowing as provided in subsection
            3.1 or its notice of conversion as provided in subsection 3.2; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six, nine or, if available to all of the Banks, twelve months thereafter as selected by the Company by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan;

provided that the foregoing provisions relating to Interest Periods are subject to the following:

                  (A) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

                  (B) any Interest Period that would otherwise extend beyond the
            Termination Date shall end on the Termination Date, or if the Termination Date shall not be a Working Day, on the next preceding Working Day;

                  (C) if the Company shall fail to give notice as provided above in clause (b), it shall be deemed to have selected a conversion of a Eurodollar Loan into an ABR Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 3.2); and

                  (D) any Interest Period that begins on the last day of a
            calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month.

            "International Rights": the rights to use the trade names and trademarks of the Company and its Subsidiaries and to merchandise their proprietary goods outside the United States of America and any franchise or similar rights with respect thereto.

            "L/C Application": as defined in subsection 2.5(a).

            "L/C Obligations": the obligations of the Company to reimburse Chase for any payments made by Chase under any Letter of Credit that have not been reimbursed by the Company pursuant to subsection 2.8(a).

            "L/C Participating Interest": an undivided participating interest in the face amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto.

            "L/C Participation Certificate": the certificate in substantially the form of Exhibit D.

            "Lease Obligations": of the Company and its Subsidiaries, as of the date of any determination thereof, the rental commitments of the Company and its Subsidiaries determined on a consolidated basis, if any, under leases for real and/or personal property (net of rental commitments from sub-leases thereof), excluding however, obligations under leases which are classified as Indebtedness under clause (d) of the definition of Indebtedness.

            "Letters of Credit": the collective reference to the Commercial L/Cs and the Standby L/Cs; individually, a "Letter of Credit".

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing except for the filing of financing statements in connection with Lease Obligations incurred by the Company or its Subsidiaries to the extent that such financing statements relate to the property subject to such Lease Obligations).

            "Loans": the collective reference to the Revolving Credit Loans and the Swing Line Loans; individually, a "Loan".

            "Moody's": Moody's Investors Service, Inc., or any successor thereto.

            "Mortgages": the collective reference to (a) the Mortgages and Deeds of Trust on the Company's property located in Phoenix, Arizona and the Company's store located in Boca Raton, Florida dated April 5, 1995, made by the Company in favor of the Administrative Agent, for the ratable benefit of the Banks, as collateral security for the Company's obligations hereunder and the other Credit Documents and (b) the Mortgage on the Company's property located in Greenwich, Connecticut, dated October 24, 1995, made by Saks Fifth Avenue -Stamford, Inc. in favor of the Administrative Agent, for the ratable benefit of the Banks, as collateral security for the Company's obligations hereunder and the other Credit Documents, in each case as the same are amended, supplemented or otherwise modified from time to time.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Notes": the collective reference to the Revolving Credit Notes and the Swing Line Note; one of the Notes, a "Note".

            "Participating Bank": any Bank (other than Chase) with respect to its L/C Participating Interest in each Letter of Credit.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Permitted Liens": Liens permitted to exist under subsection 7.2.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

            "Pledge Agreements": the collective reference to the Holdings Pledge Agreement and the Company Pledge Agreement; individually, a "Pledge Agreement".

            "Pro Forma Balance Sheet": as defined in subsection 4.1.

            "Real Estate Financing": the outstanding principal balance of Commercial Mortgage Pass-Through Certificates issued by the Fifth Avenue Capital Trust on May 12, 1995 and any financing or financings in the nature of Indebtedness secured by the interest in real property and/or equipment of the Company and its Subsidiaries (other than any Indebtedness incurred hereunder) and any refinancings of any of the foregoing.

            "Real Estate Holding Subsidiary": a special-purpose direct or indirect wholly-owned Subsidiary of the Company (i) that is engaged in no business activity other than (A) holding fee or leasehold interests in real property at which the Company and/or one or more Subsidiaries of the Company conduct business and (B) leasing or subleasing such property to the Company and/or one or more Subsidiaries of the Company, (ii) whose principal assets are the interests in real property referred to in clause
      (i), and (iii) that has incurred or will incur Indebtedness in connection with the Real Estate Financing.

            "Reference Banks": Chase and Bankers Trust Company.

            "Refinancing": as defined in subsection 4.1.

            "Refunded Swing Line Loans": as defined in subsection 2.2.

            "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as from time to time in effect.

            "Related Document": any agreement, certificate, document or instrument relating to a Letter of Credit.

            "Remaining Strategic Capital Amount": at any time, (a) $140,000,000 minus (b) the sum of (i) the aggregate amount of acquisitions made in accordance with subsection 7.6(m) and (ii) the aggregate amount of Capital Expenditures made in accordance with the last sentence of subsection 7.7.

            "Reorganization": with respect to a Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in
      Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

            "Required Banks": at a particular time, the holders of at least 51% of the sum of the aggregate Revolving Credit Commitments or if such Commitments are terminated the aggregate unpaid principal amount of Revolving Credit Loans.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": the chief executive officer or the chief operating officer of the Company or, with respect to financial matters, the chief financial officer, treasurer or the senior vice president of finance of the Company.

            "Revolving Credit Commitment": as to any Bank, its obligations to make Revolving Credit Loans to the Company pursuant to subsection 2.1, and to purchase its L/C Participating Interest in any Letter of Credit, in an aggregate amount not to exceed the amount set forth on such Bank's signature page hereto opposite the heading "Revolving Credit Commitment" as the same may be reduced from time to time pursuant to subsection 3.3; collectively, as to all the Banks, the "Revolving Credit Commitments".

            "Revolving Credit Commitment Percentage": as to any Bank, the percentage of the aggregate Revolving Credit Commitments constituted by such Bank's Revolving Credit Commitment (or if the Revolving Credit Commitments are terminated, such Bank's percentage of the Aggregate Extensions of Revolving Credit).

            "Revolving Credit Commitment Period": the period from and including the Effective Date to but not including the Termination Date.

            "Revolving Credit Loan" and "Revolving Credit Loans": as defined in subsection 2.1(a).

            "Revolving Credit Note" and "Revolving Credit Notes": as defined in subsection 2.1.

            "S&P": Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "Security Agreements": the collective reference to the Company Security Agreement and the Subsidiary Security Agreements.

            "Single Employer Plan": any Plan which is not a Multiemployer Plan.

            "Standby L/C": an irrevocable letter of credit under which Chase agrees to make payments in Dollars for the account of the Company, on behalf of the Company or any Subsidiary thereof in respect of obligations of the Company or such Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Company or such Subsidiary is or proposes to become a party in the ordinary course of the Company's or such Subsidiary's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or for any other purpose for which a standby letter of credit might customarily be issued.

            "Subordinated Debt Indenture": the Indenture, dated as of July 1, 1993 between the Company and AIBC Services, N.V. as trustee for the Subordinated Notes, as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

            "Subordinated Notes": subordinated notes of the Company issued pursuant to the Subordinated Debt Indenture.

            "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person. A Subsidiary shall be deemed wholly owned by a Person if such Person owns all of the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Subsidiary. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings, including, without limitation, the Company.

            "Subsidiary Guarantee": the Subsidiary Guarantee, dated as of July 2, 1990, made by the Subsidiaries of the Company party thereto in favor of the Administrative Agent for the ratable benefit of the Banks, as amended, modified or supplemented from time to time.

            "Subsidiary Security Agreement": the Collateral Security Agreement, dated as of July 2, 1990, made by the Subsidiaries of the Company party thereto in favor of the Administrative Agent for the ratable benefit of the Banks, as amended, modified or supplemented from time to time.

            "Supplemental Agreement": the agreement, dated the date hereof, between Holdings and the Banks.

            "Swing Line Commitment": Chase's obligation to make Swing Line Loans pursuant to subsection 2.2.

            "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit F.

            "Swing Line Loans": as defined in subsection 2.2(a).

            "Swing Line Note": as defined in subsection 2.2(b).

            "Termination Date": October 30, 2001.

            "Total Indebtedness": at any date the sum of all Indebtedness of Holdings and its Subsidiaries at such date on a consolidated basis (other than Indebtedness with respect to the undrawn face amount of all letters of credit issued for the account of Holdings or any of its Subsidiaries).

            "Total Capitalization": the sum of (a) Total Indebtedness at such date plus (b) Consolidated Net Worth of Holdings at such date.

            "Type": as to any Loan, its nature as an ABR Loan or Eurodollar
      Loan.

            "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments thereof.

            "Working Day": any day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and in New York, New York.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Credit Document or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in the Notes, any other Credit Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

            SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

            2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Bank agrees to continue to extend credit to the Company from time to time on any Borrowing Date during the Revolving Credit Commitment Period (i) by making loans in Dollars (individually, a "Revolving Credit Loan", and collectively the "Revolving Credit Loans") to the Company from time to time and (ii) by purchasing an L/C Participating Interest in each Letter of Credit issued by Chase. The aggregate amount of the undrawn Letters of Credit and L/C Obligations at any time shall not exceed in the aggregate $100,000,000. Notwithstanding the above, in no event shall (i) any Revolving Credit Loan be made, or Letter of Credit be issued if, after giving effect to such making or issuance and the use of proceeds thereof as irrevocably directed by the Company, the sum of the Aggregate Extensions of Revolving Credit would exceed the aggregate Revolving Credit Commitments or (ii) any Revolving Credit Loan be made, or Letter of Credit be issued, if the amount of such Loan to be made by any Bank or L/C Participating Interest to be acquired by any Bank in connection with such issuance would exceed the Available Revolving Credit Commitment of such Bank. During the Revolving Credit Commitment Period the Company may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, and/or by having Chase issue Letters of Credit, having such Letter of Credit expire undrawn upon or if drawn upon, reimbursing Chase for such drawing, and having Chase issue new Letters of Credit.

            (b) Each borrowing of Revolving Credit Loans pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount of the lesser of (i) $3,000,000 or a whole multiple of $1,000,000 in excess thereof and
(ii) the Available Revolving Credit Commitments except that any borrowing of Revolving Credit Loans to be used solely to pay a like amount of Swing Line Loans may be in the aggregate principal amount of such Swing Line Loans.

            (c) The Revolving Credit Loans made by each Bank shall, if such Bank shall so request on or prior to the Effective Date or any purchaser in connection with any assignment pursuant to subsection 10.6 shall so request, be evidenced by a promissory note of the Company, substantially in the form of Exhibit A (a "Revolving Credit Note") with appropriate insertions, payable to the order of such Bank and representing the obligation of the Company to pay the lesser of (a) the amount of the initial Revolving Credit Commitment of such Bank and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Bank, with interest thereon as prescribed in subsection 3.5. Each Bank is hereby authorized to record its outstanding Revolving Credit Loans outstanding on the Effective Date, the Borrowing Date, Type and amount of each Revolving Credit Loan made by such Bank, the date and amount of each payment or prepayment of principal thereof, the date of each interest rate conversion pursuant to subsection 3.2 and the principal amount subject thereto on the schedule annexed to and constituting a part of its Revolving Credit Note and, in the absence of manifest error, any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of any Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under such Note. Each Revolving Credit Note shall (i) be dated the Effective Date, (ii) be stated to mature on the Termination Date and (iii) bear interest for the period from the date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in subsections 3.5(a), (b) and (c). Interest on each Revolving Credit Note shall be payable on the dates specified in subsection 3.5(d).

            2.2 Swing Line Commitment. (a) Subject to the terms and conditions hereof, Chase agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Company from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $30,000,000, provided that at no time may the sum of the aggregate outstanding principal amount of the Aggregate Extensions of Revolving Credit exceed the Revolving Credit Commitments. Amounts borrowed by the Company under this subsection 2.2 may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as ABR Loans and shall not be entitled to be converted into Eurodollar Loans.

The Company shall give Chase irrevocable notice (which notice must be received by Chase prior to 1:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of $250,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Swing Line Loan will be made available by Chase to the Company by crediting the account of the Company at Chase with such proceeds. The proceeds of Swing Line Loans may be used solely for the purposes referred to in subsection 2.4.

            (b) The Swing Line Loans shall be evidenced by a promissory note of the Company substantially in the form of Exhibit A-2, with appropriate insertions (the "Swing Line Note"), payable to the order of Chase and representing the obligation of the Company to pay the aggregate unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 3.5. Chase is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note and, in the absence of manifest error, any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of Chase to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under such Note. The Swing Line Note shall (a) be dated the Effective Date, (b) be stated to mature on the Termination Date and
(c) bear interest for the period from the date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 3.5.

            (c) Chase at any time in its sole and absolute discretion may, and on the fifteenth day (or if such day is not a Business Day, the next Business
Day) and last Business Day of each month shall, on behalf of the Company (which hereby irrevocably directs Chase to act on its behalf) request each Bank, including Chase, to make a Revolving Credit Loan in an amount equal to such Bank's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 8 shall have occurred with respect to the Company (in which event the procedures of paragraph (d) of this subsection 2.2 shall apply) each Bank shall make the proceeds of its Revolving Credit Loan available to Chase for the account of Chase at the address for notice set forth in subsection 10.2 prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

            (d) If prior to the making of a Revolving Credit Loan pursuant to paragraph (c) of subsection 2.2 one of the events described in paragraph (f) of
Section 8 shall have occurred with respect to the Company, each Bank will, on the date such Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Swing Line Loan. Each Bank will immediately transfer to Chase, in immediately available funds, the amount of its participation and upon receipt thereof Chase will deliver to such Bank a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (e) Whenever, at any time after Chase has received from any Bank such Bank's participating interest in a Refunded Swing Line Loan, Chase receives any payment on account thereof, Chase will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by Chase is required to be returned, such Bank will return to Chase any portion thereof previously distributed by Chase to it in like funds as such payment is required to be returned by Chase.

            (f) Each Bank's obligation to purchase participating interests pursuant to subsection 2.2(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Chase, the Company, Holdings or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            2.3 Commitment Fee. The Company agrees to pay to the Administrative Agent for the account of each Bank a commitment fee from and including the Effective Date to and including the Termination Date, computed at the rate per annum set forth on Schedule I on the average daily amount of the Available Revolving Credit Commitment of such Bank during the period for which payment is made (whether or not the Company shall have satisfied the applicable conditions to borrowing or issuance of a Letter of Credit set forth in Section 5); provided that from the Effective Date until the first Adjustment Date, the commitment fee shall be 0.275% per annum. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on December 31, 1996.

            2.4 Proceeds of Revolving Credit Loans. The Company shall use the proceeds of Revolving Credit Loans made on or after the Effective Date solely for the purposes of financing general corporate purposes of the Company or any of its Subsidiaries in accordance with the terms hereof.

            2.5 Issuance of Letters of Credit. (a) The Company may from time to time request Chase to issue a Standby L/C or a Commercial L/C by delivering to Chase, a letter of credit application in Chase's then customary form (the "L/C Application") completed to the satisfaction of Chase, together with the proposed form of such Letter of Credit (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and information as Chase may reasonably request; provided that if Chase informs the Company that it is for any reason unable to open such Letter of Credit, the Company may request any Bank to open such Letter of Credit upon the same terms offered to Chase and each reference to Chase for purposes of subsections 2.5 through 2.14, and subsection 5.2 shall be deemed to be a reference to such issuing Bank. As of the Effective Date, the letters of credit listed on Schedule X shall be deemed to be Letters of Credit issued hereunder on the Effective Date.

            (b) Each Standby L/C and Commercial L/C issued hereunder shall, among other things, (i) be in such form requested by the Company as shall be acceptable to Chase in its sole discretion, (ii) in the case of each Standby L/C, have an expiry date occurring not later than one year after the date of issuance, except that each Standby L/C may provide for the renewal thereof for additional periods not to exceed one year, (iii) in the case of each Commercial L/C, have an expiry date occurring not later than six months after the date of issuance of such Commercial L/C and (iv), in all cases, have an expiry date occurring not later than five Business Days prior to the Termination Date. Each L/C Application and each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

            2.6 Participating Interests. (a) Effective as of the Effective Date, Chase hereby repurchases from each Existing Lender, and each Existing Lender sells to Chase, its L/C Participating Interest in each existing Letter of Credit listed on Schedule X.

            (b) Effective in the case of each Standby L/C and Commercial L/C as of the date of the opening thereof (or, in the case of each existing letter of credit listed on Schedule X, the Effective Date), Chase agrees to allot and does allot, to itself and each other Bank, and each Bank severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application, an L/C Participating Interest in a percentage equal to such Bank's Revolving Credit Commitment Percentage.

            2.7 Procedure for Opening Letters of Credit. Chase will notify each Bank after the end of each calendar quarter of any L/C Applications received by Chase from the Company during such quarter. Upon receipt of any L/C Application from the Company, Chase will process such L/C Application, and the other certificates, documents and other papers delivered to Chase in connection therewith, in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly open such Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Company and, after the end of the quarter in which such Letter of Credit was opened, to the other Banks, provided that no such Letter of Credit shall be issued if subsection 2.1 would be violated thereby.

            2.8 Payments in Respect of Letters of Credit. (a) The Company agrees forthwith upon demand by Chase and otherwise in accordance with the terms of the L/C Application relating thereto, (i) to reimburse Chase for any payment made by Chase under any Letter of Credit and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to (A) prior to the date which is one Business Day after the day on which Chase demands reimbursement from the Company for such payment, the ABR plus the Applicable Margin and (B) on such date and thereafter, the ABR plus the Applicable Margin for ABR Loans plus 2% per annum.

            (b) In the event that Chase makes a payment under any Letter of Credit and is not reimbursed in full therefor forthwith upon demand of Chase, and otherwise in accordance with the terms of the L/C Application relating to such Letter of Credit, Chase will promptly notify each other Bank. Forthwith upon its receipt of any such notice, each other Bank will transfer to Chase, in immediately available funds, an amount equal to such other Bank's pro rata share of the L/C Obligation arising from such unreimbursed payment. Upon its receipt from such other Bank of such amount, Chase will complete, execute and deliver to such other Bank an L/C Participation Certificate dated the date of such receipt and in such amount.

            (c) Whenever, at any time after Chase has made a payment under any Letter of Credit and has received from any other Bank such other Bank's pro rata share of the L/C Obligation arising therefrom, Chase receives any reimbursement on account of such L/C Obligation or any payment of interest on account thereof, Chase will distribute to such other Bank its pro rata share thereof in like funds as received; provided, however, that in the event that the receipt by Chase of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Bank will return to Chase any portion thereof previously distributed by Chase to it in like funds as such reimbursement or payment is required to be returned by Chase.

            2.9 Letter of Credit Fees. (a) In lieu of any letter of credit commissions and fees provided for in any L/C Application relating to Letters of Credit (other than standard issuance, amendment and negotiation fees), the Company agrees to pay the Administrative Agent, for the account of Chase and the Participating Banks, with respect to each Letter of Credit, a Letter of Credit fee at a rate per annum equal to the Applicable Margin for Eurodollar Loans (of which Chase shall retain for its own account, as the issuing bank and not on account of its L/C Participating Interest therein, 1/4 of 1% per annum) on the daily average amount available to be drawn under each Letter of Credit payable, in arrears, on the last day of each fiscal quarter of the Company.

            (b) For purposes of any payment of fees required pursuant to this subsection 2.9, the Administrative Agent agrees to provide to the Company a statement of any such fees to be so paid; provided that the failure by the Administrative Agent to provide the Company with any such invoice shall not relieve the Company of its obligation to pay such fees.

            2.10 Letter of Credit Reserves. (a) If any change after the Effective Date in any law or regulation or in the interpretation or application thereof by any court or other Governmental Authority charged with the administration thereof shall either (i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by Chase or (ii) impose on Chase any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost of Chase of issuing or maintaining any Letter of Credit (which increase in cost shall be the result of Chase's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by Chase, the Company shall immediately pay to Chase, from time to time as specified by Chase, additional amounts which shall be sufficient to compensate Chase for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the ABR plus the Applicable Margin for ABR Loans. A certificate, setting forth in reasonable detail the calculation of the amounts involved, submitted by Chase to the Company concurrently with any such demand by Chase, shall be conclusive, absent manifest error, as to the amount thereof.

      (b) In the event that at any time after the Effective Date any Change in Law with respect to Chase shall, in the opinion of Chase, require that any obligation under any Letter of Credit be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by Chase or any corporation controlling Chase, and such Change in Law shall have the effect of reducing the rate of return on Chase's or such corporation's capital, as the case may be, as a consequence of Chase's obligations under such Letter of Credit to a level below that which Chase or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account Chase's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by Chase to be material, then from time to time following notice by Chase to the Company of such Change in Law, within 15 days after demand by Chase, the Company shall pay to Chase such additional amount or amounts as will compensate Chase or such corporation, as the case may be, for such reduction. If Chase becomes entitled to claim any additional amounts pursuant to this subsection 2.10(b), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate, in reasonable detail setting forth the calculation of the amounts involved, submitted by Chase to the Company concurrently with any such demand by Chase, shall be conclusive, absent manifest error, as to the amount thereof.

      (c) The Company agrees that the provisions of the foregoing paragraphs (a) and (b) and the provisions of each L/C Application providing for reimbursement or payment to Chase in the event of the imposition or implementation of, or increase in, any reserve, special deposit, capital adequacy or similar requirement in respect of the Letter of Credit relating thereto shall apply equally to each Participating Bank in respect of its L/C Participating Interest in such Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Bank or any corporation controlling such Participating Bank.

      2.11 Further Assurances. The Company hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by Chase more fully to effect the purposes of this Agreement and the issuance of Letters of Credit hereunder.

      2.12 Obligations Absolute. The payment obligations of the Company under this Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

            (i) the existence of any claim, set-off, defense or other right which the Company or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Chase, the Administrative Agent or any Bank, or any other Person, whether in connection with this Agreement, the Related Documents, any Credit Documents, the transactions contemplated herein, or any unrelated transaction;

            (ii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

            (iii) payment by Chase under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or willful misconduct on the part of Chase; or

            (iv) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of Chase.

      2.13 Assignments. No Participating Bank's participation in any Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Participating Bank's Revolving Credit Commitment in accordance with subsection 10.6(c)) without the prior written consent of Chase, which consent will not be unreasonably withheld. Such consent may be given or withheld without the consent or agreement of any other Participating Bank. On the date that any Purchasing Bank (as defined in subsection 10.6) acquires any Revolving Credit Commitments in accordance with subsection 10.6, participating interests in any outstanding Letters of Credit held by the transferor Bank from which such Purchasing Bank acquired its interest hereunder shall be proportionately reallotted between such Purchasing Bank and such transferor Bank. Notwithstanding the foregoing, a Participating Bank may subparticipate its L/C Participating Interest without obtaining the prior written consent of Chase.

      2.14 Participations. Each Bank's obligation to purchase participating interests pursuant to subsection 2.6 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Chase, the Company, Holdings or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      2.15 Repayment of Loans. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of: (i) each Bank, the then unpaid principal amount of each Revolving Credit Loan of such Bank made to the Company, on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8) and (ii) Chase, the then unpaid principal amount of the Swing Line Loans made to the Company, on the Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 8). The Company hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.5.

      (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Bank resulting from each Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement; provided, however, that the failure of such Bank to maintain such account or accounts, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to the Company in accordance with the terms of this Agreement.

      (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Bank's share thereof.

      (d) The entries made in the Register shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of the Administrative Agent to maintain the Register, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to the Company in accordance with the terms of this Agreement.

      SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS

      3.1 Procedure for Borrowing. (a) The Company may borrow under the Revolving Credit Commitments on any Working Day, if the borrowing is of Eurodollar Loans, or on any Business Day, if the borrowing is of ABR Loans, provided that, with respect to any borrowings, the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, (i) three Working Days prior to the requested Borrowing Date if all or any part of the Revolving Credit Loans are to be Eurodollar Loans and (ii) one Business Day prior to the requested Borrowing Date if the borrowing is to be solely of ABR Loans) and specifying (A) the amount of the borrowing, (B) whether such Revolving Credit Loans are initially to be Eurodollar Loans or ABR Loans or a combination thereof and (C) if the borrowing is to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Bank. Not later than 12:00 noon, New York City time, on the Borrowing Date specified in such notice, each Bank shall make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 10.2 (or at such other location as the Administrative Agent may direct) an amount in immediately available funds equal to the amount of the Revolving Credit Loan(s) to be made by such Bank. Revolving Credit Loan proceeds received by the Administrative Agent hereunder shall promptly be made available to the Company by the Administrative Agent's crediting the account of the Company, at the office of the Administrative Agent specified in subsection 10.2, with the aggregate amount actually received by the Administrative Agent from the Banks and in like funds as received by the Administrative Agent.

      (b) Any borrowing of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) no more than fifteen Interest Periods shall be in effect at any one time.

      3.2 Conversion Options. The Company may elect from time to time to convert Eurodollar Loans into ABR Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 noon, New York City time, at least three Working Days prior to the proposed conversion date, provided that any such conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert all or a portion of the ABR Loans (other than Swing Line Loans) then outstanding to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 noon, New York City time, at least three Working Days prior to the proposed conversion date, specifying the Interest Period selected therefor, and, if no Default or Event of Default has occurred and is continuing such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Working Day, on the next succeeding Working Day. Upon receipt of any notice pursuant to this subsection 3.2, the Administrative Agent shall promptly notify each Bank thereof. All or any part of the outstanding Loans (other than Swing Line Loans) may be converted as provided herein, provided that partial conversions of ABR Loans shall be in the aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and the aggregate principal amount of the resulting Eurodollar Loans outstanding in respect of any one Interest Period shall be at least $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

      3.3 Changes of Commitment Amounts. (a) The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate or, from time to time, permanently reduce the Commitments, subject to the provisions of this subsection 3.3.

      (b) To the extent, if any, that the sum of the amount of the Revolving Credit Loans, L/C Obligations and Swing Line Loans then outstanding and the amounts available to be drawn under outstanding Letters of Credit exceeds the amount of the Revolving Credit Commitments as then in effect, the Company shall be required to make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any L/C Obligations then outstanding, and last, to cash collateralize any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Any termination of the Revolving Credit Commitments shall be accompanied by prepayment in full of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding and by cash collateralization of any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Upon termination of the Revolving Credit Commitments, any Letter of Credit then outstanding which has been so cash collateralized shall no longer be considered a "Letter of Credit" as defined in subsection 1.1 and any L/C Participating Interests heretofore granted by Chase to the Banks in such Letter of

Credit shall be deemed terminated (subject to automatic reinstatement in the event that such cash collateral is returned and Chase is not fully reimbursed for any such L/C Obligations) but the Letter of Credit fees payable under subsection 2.9 shall continue to accrue to Chase (or, in the event of any such automatic reinstatement, as provided in subsection 2.9) with respect to such Letter of Credit until the expiry thereof.

      (c) In the case of termination of any of the Commitments, interest accrued on the amount of any prepayment relating thereto and any unpaid commitment fee accrued hereunder shall be made on the date of such termination. Any partial reduction of Revolving Credit Commitments shall be in an amount of $5,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the amount of Revolving Credit Commitments then in effect.

      3.4 Optional Prepayments. The Company may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, (but subject to Section 3.12 hereof) upon at least one Business Day irrevocable notice to the Administrative Agent in the case of ABR Loans, and three Working Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans, specifying the date and amount of prepayment. Upon receipt of such notice the Administrative Agent shall promptly notify each Bank thereof. If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Accrued interest on the amount of such prepayment shall be paid on the Interest Payment Date next succeeding the date of any partial prepayment and on the date of such prepayment in the case of termination of the Commitments. Partial prepayments of Revolving Credit Loans, shall be in an aggregate principal amount equal to the lesser of (A) $3,000,000 or a whole multiple of $1,000,000 in excess thereof and
(B) the aggregate unpaid principal amount of the Revolving Credit Loans.

      3.5 Interest Rates and Payment Dates. (a) Eurodollar Loans shall bear interest for each Interest Period applicable thereto, commencing on the first day of such Interest Period to, but excluding, the last day of such Interest Period, on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

      (b) ABR Loans shall bear interest for the period from and including the date such Loans are made to, but excluding, the maturity date thereof, or to, but excluding, the conversion date if such Loans are earlier converted into Eurodollar Loans on the unpaid principal amount thereof at a rate per annum equal to the ABR plus the Applicable Margin.

      (c) If all or a portion of the principal amount of any of the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such Loan, if a Eurodollar Loan, shall be converted into an ABR Loan at the end of the then-current Interest Period for said Eurodollar Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 3.2), and any such overdue principal amount shall, without limiting the rights of the Banks under Section 8, bear interest at a rate per annum which is 2% above the ABR plus the Applicable Margin from the date of such non-payment until paid in full (as well after as before judgment).

      (d) Interest shall be payable in arrears on each Interest Payment Date.

      3.6 Computation of Interest and Fees. (a) Interest in respect of ABR Loans (when based on the Prime Rate) and all fees hereunder shall be calculated on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed. Interest in respect of Eurodollar Loans and ABR Loans (when based on the Base CD Rate or the Federal Funds Effective Rate) shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change in the ABR becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the Banks of the effective date and the amount of each such change.

      (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining the Eurodollar Rate.

      (c) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments) such Reference Bank shall thereupon cease to be a Reference Bank and, if as a result of the foregoing, there shall only be one Reference Bank remaining, then the Administrative Agent (after consultation with the Company and the Banks) shall, by notice to the Company and the Banks, designate another Bank as a Reference Bank so that there shall at all times be at least two Reference Banks.

      (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

      3.7 Certain Fees. The Company agrees to pay to the Administrative Agent for its own account, a non-refundable agent's fee, in the amount and upon the terms set forth in the letter agreement, dated October 8, 1996, between the Company and the Administrative Agent.

      3.8 Inability to Determine Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (i) proposed Loans that the Company has requested be made as Eurodollar Loans, (ii) any Eurodollar Loans that will result from the requested conversion of all or part of the ABR Loans into Eurodollar Loans or (iii) the continuation of any Eurodollar Loan as such for an additional Interest Period, or (b) dollar deposits in the relevant amount and for the relevant period with respect to any such Eurodollar Loan are not generally available to the Banks in their respective Eurodollar Lending Offices' interbank eurodollar markets, the Administrative Agent shall forthwith give notice of such determination to the Company and the Banks at least one day prior to, as the case may be, the requested Borrowing Date, the conversion date or the last day of such Interest Period. If such notice is given (i) any requested Eurodollar Loans shall be made as ABR Loans, (ii) any ABR Loans that were to have been converted to Eurodollar Loans shall be continued as ABR Loans, and
(iii) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period applicable thereto, into ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made.

      3.9 Pro Rata Treatment and Payments. (a) Each borrowing of Loans by the Company from the Banks (other than Swing Line Loans) and any reduction of the Commitments of the Banks hereunder shall be made pro rata according to the relevant Revolving Credit Commitment Percentages of the Banks.

      (b) Whenever any payment received by the Administrative Agent under this Agreement or any Note is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Banks under this Agreement and the Notes, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Banks in the following order: First, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; Second, to the payment of all expenses due and payable under subsection 10.5, ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; Third, to the payment of fees due and payable under subsections 2.3 and 2.9, ratably among the Banks in accordance with the Revolving Credit Commitment Percentage of each Bank of the Commitment for which such payment is owed and, in the case of Chase, the amount retained by Chase for its own account pursuant to subsection 2.9; Fourth, to the payment of interest then due and payable under the Notes, ratably in accordance with the aggregate amount of interest owed to each such Bank; and Fifth, to the payment of the principal amount of the Notes which is then due and payable, ratably among the Banks in accordance with the aggregate principal amount owed to each such Bank.

      (c) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Banks at the Administrative Agent's office located at 2 Grand Central Tower, 140 East 45th Street, 29th Floor, New York, New York 10017, in lawful money of the United States of America and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of subsection 3.9(b) promptly upon receipt in like funds as received. If any payment hereunder would become due and payable on a day other than a Business Day, (i) if such payment would become due and payable on any June 30 or December 31, such payment shall become due and payable on the immediately preceding Business Day and (ii) otherwise, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day.

      (d) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount which would constitute its Revolving Credit Commitment Percentage of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such Borrowing Date in accordance with subsection 3.1 and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Administrative Agent by such Bank on a date after such Borrowing Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Bank's Revolving Credit Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Revolving Credit Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection 3.9(c) shall be conclusive, absent manifest error. If such Bank's Revolving Credit Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Company, without prejudice to any rights which the Company or the Administrative Agent may have against such Bank hereunder. Nothing contained in this subsection 3.9(c) shall relieve any Bank which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

      (e) The failure of any Bank to make the Loan to be made by it on any Borrowing Date shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on such Borrowing Date.

      (f) All payments and optional prepayments (other than prepayments as set forth in subsection 3.11 with respect to increased costs) of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Loans with the same Interest Period shall not be less than $5,000,000 or a whole multiple of $5,000,000 in excess thereof.

      3.10 Illegality. Notwithstanding any other provisions herein, if any Requirement of Law or any change therein or in the interpretation or application thereof occurring after the date that any lender becomes a Bank party to this Agreement, shall make it unlawful for such Bank to make or maintain Eurodollar Loans as contemplated by this

Agreement, the commitment of such Bank hereunder to make Eurodollar Loans or to convert all or a portion of ABR Loans into Eurodollar Loans shall forthwith be cancelled and such Bank's Loans then outstanding as Eurodollar Loans, if any, shall, if required by law and if such Bank so requests, be converted automatically to ABR Loans on the date specified by such Bank in such request. To the extent that such affected Eurodollar Loans are converted into ABR Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such Bank's ABR Loans. The Company hereby agrees promptly to pay any Bank, upon its demand, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this subsection 3.10 including, but not limited to, any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder (such Bank's notice of such costs, as certified in reasonable detail as to such amounts to the Company through the Administrative Agent, to be conclusive absent manifest error).

      3.11 Requirements of Law. (a) In the event that any Requirement of Law or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority occurring after the date any Bank becomes a party to this Agreement:

            (i) does or shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Bank of principal, commitment fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Bank) (except for (x) income or franchise taxes imposed on such Bank by the jurisdiction under the laws of which such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Office where its operations in respect of Eurodollar Loans is then located or any political subdivision or taxing authority thereof or therein, including changes in the rate of tax on the overall net income of such Bank or office and (y) taxes resulting from the substitution of any such system by another system of taxation, provided that the taxes payable by Banks subject to such other system of taxation are not generally charged to borrowers from such other system of taxation are not generally charged to borrowers from such Banks having loans or advances bearing interest at a rate similar to the Eurodollar Rate);

            (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Eurodollar Rate; or

            (iii) does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Company shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable which such Bank deems to be material as determined by such Bank with respect to such Eurodollar Loans, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the ABR plus the Applicable Margin for ABR Loans.

      (b) In the event that any Change in Law occurring after the date any Bank becomes a Bank party to this Agreement with respect to any such Bank shall, in the opinion of such Bank, require that any Commitment of such Bank be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Bank or any corporation controlling such Bank, and such Change in Law shall have the effect of reducing the rate of return on such Bank's or such corporation's capital, as the case may be, as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Bank's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time following notice by such Bank to the Company of such Change in Law as provided in paragraph (c) of this subsection 3.11, within 15 days after demand by such Bank, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such corporation, as the case may be, for such reduction.

      (c) If any Bank becomes entitled to claim any additional amounts pursuant to this subsection 3.11, it shall promptly notify the Company, through the Administrative Agent, of the event by reason of which it has become so entitled. If any Bank has notified the Company through the Administrative Agent of any increased costs pursuant to paragraph (a) of this subsection 3.11, the Company at any time thereafter may, upon at least three Working Days' notice to the Administrative Agent (which shall promptly notify the Banks thereof), and subject to subsection 3.12, prepay (or convert into ABR Loans) all (but not a part) of the Eurodollar Loans then outstanding. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) of this subsection 3.11 with respect to such Bank, it will, if requested by the Company and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, without limitation, endeavoring to change its Eurodollar lending office); provided, however, that such avoidance or minimization can be made in such a manner that such Bank, in its sole determination, suffers no economic, legal or regulatory disadvantage. If any Bank has notified the Company through the Administrative Agent of any increased costs pursuant to paragraph (b) of this subsection 3.11, the Company at any time thereafter may, upon at least five Business Days' notice to the Administrative Agent (which shall promptly notify the Banks thereof), and subject to subsection 3.12, reduce or terminate the Revolving Credit Commitments in accordance with subsection 3.3.

      (d) Each Bank that is not a United States Person (as defined in Section 7701(a)(30) of the Code) for federal income tax purposes (i) represents to the Company (for the benefit of the Company and the Administrative Agent) that under applicable law and treaties in effect on the date hereof or on the date it becomes a Bank pursuant to subsection 10.6, as the case may be, no taxes are required to be withheld by the Company or the Administrative Agent with respect to any payments to be made to such Bank in respect of the Loans, (ii) (a) agrees to furnish to the Company, with a copy to the Administrative Agent, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Bank claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) or, (b) in the case of a Bank claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a U.S. Internal Revenue Service Form W-8 (and, if a Bank delivers a Form W-8, a statement under the penalties of perjury that such Bank is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements as of the Effective Date) and (iii) agrees (for the benefit of the Company and the Administrative Agent), to the extent it may lawfully do so at such time, to provide the Company, with a copy to the Administrative Agent, a new Form 4224, Form 1001 or Form W-8 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Bank, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption. Notwithstanding any provision in this subsection 3.11 to the contrary, the Company shall have no obligation to pay any amount to or for the account of any Bank on account of any taxes pursuant to this subsection 3.11 to the extent that such amount results from (i) the failure of any Bank to comply with its obligations pursuant to this subsection 3.11 or (ii) any representation or warranty made or deemed to be made by any Bank pursuant to this subsection 3.11(d) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made or
(iii) any Change in Law or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, the effect of which would be to subject to any taxes any payment made pursuant to this Agreement to any Bank making the representation and covenants set forth in subsection 3.11(d)(ii)(b), which payment would not be subject to such taxes were such Bank eligible to make and comply with, and actually made and complied with, the representation and covenants set forth in subsection 3.11(d)(ii)(a) hereinabove.

      (e) A certificate in reasonable detail as to any amounts submitted by such Bank, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. The covenants contained in this subsection 3.11 shall survive the termination of this Agreement and payment of the outstanding Notes.

      3.12 Indemnity. The Company agrees to indemnify each Bank and to hold such Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Eurodollar Loans of such Bank, including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder, (b) default by the Company in making a borrowing after the Company has given a notice in accordance with subsection 3.1 or in making a conversion of ABR Loans to Eurodollar Loans after the Company has given notice in accordance with subsection 3.2, (c) default by the Company in making any prepayment after the Company has given a notice in accordance with subsection 3.4 or (d) a payment or prepayment of a Eurodollar Loan or conversion of any Eurodollar Loan into an ABR Loan, in either case on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

      3.13 Replacement of Banks. In the event any Bank requests payments pursuant to subsections 3.10 or 3.11, the Company may require, at the Company's expense and subject to subsection 3.12, such Bank to assign, at par plus accrued interest and fees, without recourse (in accordance with subsection 10.6) all of its interests, rights and obligations hereunder (including all of its Commitments and the Loans and other amounts at the time owing to it hereunder and its Notes) to a bank, financial institution or other entity specified by the Company; provided that (i) such assignment shall not conflict with or violate any Requirement of Law, (ii) the Company shall have received the written consent of the Administrative Agent, which consent shall not unreasonably be withheld, to such assignment and (iii) the Company shall have paid to the assigning Bank all monies other than principal, interest and fees accrued and owing hereunder to it (including pursuant to subsections 3.10 or 3.11).

      SECTION 4. REPRESENTATIONS AND WARRANTIES

      In order to induce the Banks to enter into this Agreement to make Loans and to induce Chase to issue, and the Participating Banks to participate in, the Letters of Credit, the Company hereby represents and warrants to each Bank and the Administrative Agent, as of the Effective Date and as of the date of the making of any extension of credit hereunder:

      4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Holdings and its Subsidiaries as at August 3, 1996 (including the notes thereto) (the "Pro Forma Balance Sheet"), a copy of which has heretofore been furnished to each Bank, has been prepared based upon the consolidated balance sheet of Holdings and its Subsidiaries as of August 3, 1996 and gives effect to
(i) the issuance for cash of $276 million of Convertible Subordinated Notes by Holdings, (ii) the issuance of the Intercompany Note, (iii) the repayment in full by the Company of all of the loans (and all other fees, expenses and interest) outstanding under the Existing Credit Agreement as of the Effective Date, and (iv) the repayment of $35,000,000 aggregate principal amount of the Subordinated Notes. The transactions described in clauses (i), (ii), (iii) and
(iv) are hereinafter referred to as the "Refinancing" as though such events had occurred on and as of August 3, 1996.

      (b) The consolidated balance sheet (the "Balance Sheet") of Holdings and its consolidated Subsidiaries as at February 3, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Coopers &

Lybrand, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly in accordance with GAAP the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at August 3, 1996 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither Holdings nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Contingent Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from February 3, 1996 to and including the Effective Date there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at February 3, 1996.

      4.2 Corporate Existence; Compliance with Law. The Company and each Domestic Subsidiary of the Company (a) is duly organized or formed and validly existing under the laws of the state of its incorporation or formation, (b) has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and (d) is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign (including, without limitation, those related to asbestos, petroleum and hazardous wastes and substances), except where noncompliance would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. The Company has not received any written communication from a governmental authority that alleges that the Company or any of its Subsidiaries is not in compliance, in all material respects, with all material federal, state, local or foreign laws, ordinances, rules and regulations.

      4.3 Corporate Power; Authorization. The Company and each Subsidiary of the Company have power and authority to make, deliver and perform the Credit Documents to which it is a party, and the Company has the corporate power and authority and legal right to borrow hereunder and to have Letters of Credit issued for its account hereunder. Holdings, the Company and each Subsidiary of the Company have taken all necessary action to authorize the execution, delivery and performance of the Credit Documents to which it is a party and the Company has taken all necessary corporate action to authorize the borrowings hereunder and the issuance of Letters of Credit for its account hereunder. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by Holdings, the Company or any of the Company's Subsidiaries, or for the validity or enforceability against Holdings, the Company or any of the Company's Subsidiaries, of any Credit Document except for the consents, authorizations and filings which have been obtained or made and are in full force and effect.

      4.4 Enforceable Obligations. Each Credit Document has been duly executed and delivered on behalf of Holdings, the Company or any Subsidiary of the Company that is party thereto and constitutes the legal, valid and binding obligation of Holdings, the Company or such Subsidiary, as the case may be, and is enforceable against Holdings, the Company or such Subsidiary in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      4.5 No Legal Bar. The execution, delivery and performance of each Credit Document and the use of the proceeds of the Loans and of drawings under the Letters of Credit will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon Holdings, the Company or any Subsidiary of the Company or any of their respective properties or assets, in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of Holdings, the Company or any such Subsidiary to perform its obligations under the Credit Documents to which it is a party, (ii) would give rise to any liability on the part of the Administrative Agent or any Bank, or (iii) would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Pledge Agreements and the Security Agreements.

      4.6 No Material Litigation. No litigation by, investigation known to the Company or proceeding of, any Governmental Authority is pending against the Company or any of its Subsidiaries with respect to the validity, binding effect or enforceability of any Credit Document or with respect to the Loans made hereunder, the use of proceeds thereof or of any drawings under a Letter of Credit and the other transactions contemplated hereby or is reasonably likely, if adversely decided, to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

      4.7 Investment Company Act. Neither Holdings, the Company nor any Subsidiary of the Company is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

      4.8 Federal Regulation. No part of the proceeds of any of the Loans or any drawing under a Letter of Credit will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. Neither the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U.

      4.9 No Default. Neither the Company nor any Subsidiary is in default under any material judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to it or any of its respective properties, assets, operations or business or under any Contractual Obligation which, in either case, would be materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

      4.10 Taxes. (a) The Company and each of the Subsidiaries, and any affiliated group, within the meaning of Section 1504 of the Code, of which the Company or any Subsidiary is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all material tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign tax laws, (b) all taxes shown to be due on such tax returns, reports and forms have been or will be timely paid in full (other than any the amount of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves (or other sufficient provisions) in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be) and (c) no tax liens have been filed and no material claims are being asserted in writing with respect to any taxes.

      4.11 Subsidiaries. The Subsidiaries of the Company listed on Schedule III constitute all of the Domestic Subsidiaries of the Company and the Subsidiaries listed on Schedule IV constitute all of the Foreign Subsidiaries of the Company as of the Effective Date.

      4.12 Ownership of Property; Liens. Subject to transfers and dispositions of property permitted under subsection 7.5, the Company or a Subsidiary of the Company has good and valid title to all material assets (other than real property or interests in real property) reflected on the Balance Sheet (as defined in subsection 4.1(b)) or thereafter acquired, except those since sold or otherwise disposed of in accordance with the terms hereof, in each case free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever except Permitted Liens and other imperfections of title or other encumbrances, if any, which imperfections of title or other encumbrances do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries, taken as a whole, as presently conducted. With respect to real property or interests in real property, the Company or a Subsidiary of the Company has (i) good and insurable fee title to all real property and interests in real property owned by the Company or a Subsidiary of the Company and (ii) good and valid title to the leasehold estates in all real property and interests in real property leased by the Company or a Subsidiary of the Company (each, a "Leased Property," each such property that is owned and each Leased Property is referred to individually as a "Company Property" in this Section 4.12), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Permitted Liens, (B) easements, covenants, rights of way and other similar restrictions of record,
(C) any conditions that may be shown by a current, accurate survey or physical inspection of any Company Property, (D) (i) zoning, building and other similar restrictions, (ii) mortgages, liens, security interests or encumbrances that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary of the Company has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (iii) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (i), (ii) and (iii), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of the Company and its Subsidiaries, taken as a whole, as presently conducted and (E) Liens incurred in connection with the Real Estate Financing or any refinancing thereof.

      4.13 ERISA. None of the Company or any Subsidiary or any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group of the Company under Section 4001(a)(14) of ERISA (hereinafter, "controlled group"), would be liable for any amount pursuant to Sections 4062, 4063 or 4064 of ERISA, if any Plan were to terminate.

      Neither the Company nor any member of its controlled group has been involved in any transaction that would cause the Company to be subject to liability with respect to a Plan to which the Company or any member of its controlled group contributed or was obligated to contribute during the six-year period ending on the Effective Date under Sections 4062, 4069 or 4212(c) of ERISA. Neither the Company nor any member of its controlled group has incurred any material liability under Title IV of ERISA which could become or remain a liability of the Company after the Effective Date.

      Neither the Company nor any Subsidiary, nor solely with respect to Section 409 and 502(l) of ERISA, to the best knowledge of the Company, any director, officer or employee of either, or any of the Plans, or any trust created thereunder, or any trustee or administrator thereof, has engaged in a transaction in connection with which the Company or any Subsidiary could be subject to either a material liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(l) of ERISA or a material tax imposed pursuant to Sections

4975 or 4976 of the Code. Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code. There are no material pending or, to the best knowledge of the Company, threatened claims by or on behalf of any of the Plans or any fiduciary, by any employee or beneficiary covered under any such Plan or fiduciary, or otherwise involving any such Plan or fiduciary (other than routine claims for benefits).

      No event has occurred with respect to any Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) which presents a material risk of a complete or partial withdrawal under Subtitle E of Title IV of ERISA, nor has the Company or any member of its controlled group been notified that any such Plan is insolvent or in reorganization within the meaning of Section 4241 of ERISA. Neither the Company nor any Subsidiary has been a party to any transaction or agreement to which the provisions of Section 4204 of ERISA were applicable.

      Neither the Company nor any Subsidiary is obligated to contribute, on behalf of any current or former employee of the Company, to a Multiemployer Plan.

      None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

      4.14 Collateral Documents Subject to subsection 10.12:

      (a) Each of the Pledge Agreements is effective to create in favor of the Administrative Agent, for the ratable benefit of the Banks, a legal, valid and enforceable security interest in the pledged stock described therein and such security interests constitute perfected first liens on, and security interests in, all right, title and interest of the pledgor party thereto in the pledged stock described therein.

      (b) Each of the Security Agreements is effective to create in favor of the Administrative Agent, for the ratable benefit of the Banks, a legal, valid and enforceable security interest in the collateral described therein and Uniform Commercial Code financing statements have been filed in each of the jurisdictions listed on Schedule VIII and such security interests constitute perfected liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein.

      (c) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the ratable benefit of the Banks, a legal, valid and enforceable security interest in the collateral described therein and such Mortgages have been filed in each of the jurisdictions listed therein and such security interests will constitute perfected liens on, and security interests in, all right, title and interest of the mortgagor party thereto in the collateral described therein.

      4.15 Patents, Copyrights, Permits and Trademarks, Licenses and Leases.
Schedule XII sets forth a true and complete list, as of the Effective Date, of all material patents, trademarks (registered or unregistered), trade names, service marks and copyrights and applications therefor owned, used or filed by or licensed to the Company and its Subsidiaries and, with respect to registered trademarks, contains a list, as of the Effective Date, of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on Schedule XII, the Company or a Subsidiary of the Company owns or has the right to use, without payment to any other party, the patents, trademarks (registered or unregistered), trade names, service marks, copyrights and applications therefor referred to in such Schedule. Except as set forth on Schedule XII, to the best knowledge of the Company, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such patents, trademarks (registered or unregistered), trade names, service marks, copyrights, or applications therefor, challenging or questioning the validity or effectiveness of any of the foregoing, in any jurisdiction, domestic or foreign.

      SECTION 5. CONDITIONS PRECEDENT

      5.1 Conditions to Effectiveness. The effectiveness of the Agreement and the obligation of each Bank to make its Loans, and the obligation of Chase to issue any Letter of Credit, on the Effective Date are subject to the satisfaction, or waiver by such Bank of the following conditions on or prior to December 31, 1996 (the date on which such conditions are so satisfied or waived, the "Effective Date"):

            (a) Agreement; Notes. The Administrative Agent shall have received
      (i) a counterpart of this Agreement for each Bank duly executed and delivered by a duly authorized officer of the Company and (ii) for the account of each requesting Bank a Revolving Credit Note (which in the case of an Existing Lender shall be delivered in exchange for its outstanding notes under the Existing Credit Agreement).

            (b) Credit Document Amendments. The Administrative Agent shall have received from each Credit Party with respect to the Credit Documents to which it is a party: an acknowledgment and consent to the execution, delivery and performance of this Agreement and the transactions contemplated hereby substantially in the form of Exhibit G.

            (c) Legal Opinion. The Administrative Agent shall have received, dated the Effective Date and addressed to the Administrative Agent and the Banks, an opinion of Gibson, Dunn & Crutcher, counsel to Holdings and the Company, in substantially the form of Exhibit B with such changes thereto as may be approved by and otherwise in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

            (d) Closing Certificates. The Administrative Agent shall have received a Closing Certificate of each of the Company and Holdings, dated the Effective Date, in substantially the form of Exhibit C-1 and C-2, as the case may be, with appropriate insertions and attachments, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company and Holdings, respectively.

            (e) Refinancing. The Administrative Agent shall have received evidence satisfactory to it that the Refinancing shall have been consummated prior to or on the Effective Date.

            (f) No Violation. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve any Bank in a violation of, any Requirement of Law.

            (g) Consents, Authorizations and Filings, etc. All consents, authorizations and filings, if any, (i) required in connection with the execution, delivery and performance by the Company, Holdings or any Subsidiary of the Company, and the validity and enforceability against the Company, Holdings or any Subsidiary of the Company, of the Credit Documents to which it is a party and (ii) required or in the reasonable discretion of the Administrative Agent, advisable in connection with the Refinancing and the continuing operations of the Company and its Subsidiaries, shall have been obtained or made, and such consents, authorizations and filings shall be in full force and effect, except such consents, authorizations and filings the failure to obtain which would not be reasonably expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

            (h) Other Agreements. The Administrative Agent shall have received each additional document or instrument reasonably requested by the Banks.

            (i) Insurance. The Administrative Agent shall have received a schedule describing all insurance maintained by the Company and its Subsidiaries pursuant to subsection 6.5.

            (j) Financial Statements. The Administrative Agent shall have received copies of (i) the Balance Sheet and (ii) the Pro Forma Balance Sheet and the other financial statements described in subsection 4.1.

            (k) Fees. The Administrative Agent shall have received the fees referred to in subsection 3.7.

            (l) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1 or any trademark or copyright filings, necessary or, in the reasonable opinion of the Administrative Agent, desirable to insure the continued perfection of the Liens created by the Security Agreements shall have been completed.

      5.2 Conditions to All Loans and Letters of Credit. The obligation of each Bank to make any Loan (other than any Revolving Credit Loan the proceeds of which are to be used to repay Refunded Swing Line Loans) and the obligation of Chase to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date including the Effective Date:

            (a) Representations and Warranties. Each of the representations and warranties made in or pursuant to Section 4 or which are contained in any other Credit Document shall be true and correct in all material respects on and as of the date of such Loan or of the issuance of such Letter of Credit as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date). Since February 3, 1996, there shall have been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

            (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to such Loan to be made or such Letter of Credit to be issued on such Borrowing Date.

Each borrowing by the Company hereunder and the issuance of each Letter of Credit by Chase hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing or issuance that the conditions in clauses (a) and (b) and of this subsection 5.2 have been satisfied.

      SECTION 6. AFFIRMATIVE COVENANTS

      The Company hereby agrees that, so long as the Commitments remain in effect, any Loan or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Bank, or the Administrative Agent hereunder, the Company shall, and, in the case of the agreements contained in subsections 6.3 through 6.6 and 6.8 shall cause each of its Subsidiaries to:

      6.1 Financial Statements. Furnish to the Administrative Agent (with sufficient copies for each Bank):

            (a) as soon as available, but in any event within 95 days after the end of each fiscal year of Holdings (i) a copy of the consolidated balance sheets of Holdings and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of stockholders' equity and cash flows and the consolidated statements of income of Holdings and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year and, (ii) in the case of the consolidated balance sheet referred to above, reported on, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, or qualification which would affect the computation of financial covenants, by independent certified public accountants of nationally recognized standing;

            (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated balance sheets of Holdings and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of Holdings and its Subsidiaries for such quarterly period and the portion of the fiscal year of Holdings through such date, setting forth in each case in comparative form the figures for the corresponding quarter in, and year to date portion of, the previous year, certified by the chief financial officer, treasurer or the senior vice president of finance of Holdings as being fairly stated in all material respects;

            (c) as soon as available, but in any event within 45 days prior to the beginning of each fiscal year of Holdings to which such budget relates, a preliminary consolidated operating budget for Holdings and its Subsidiaries taken as a whole; and as soon as available, any material revision to or any final revision of, any such preliminary annual operating budget or any such consolidated operating budget, in each case as adopted by the Board of Directors of Holdings;

            (d) as soon as practicable, and in any event within 50 days after the end of each fiscal quarter a report in reasonable detail as to the aggregate amount of the credit card receivables of Holdings and its Subsidiaries on the last day or Business Day of such fiscal quarter;

            (e) until such time as the Remaining Strategic Capital Amount is zero, concurrently with delivery of any financial statement pursuant to subsection 6.1(a) or (b), deliver to the Administrative Agent (with sufficient copies for each Bank requesting the same) a certificate of a Responsible Officer showing for the applicable fiscal period (i) the aggregate amount of acquisitions made in accordance with subsection 7.6(m), (ii) the aggregate amount of Capital Expenditures made in accordance with the last sentence of subsection 7.7 and (iii) the Remaining Strategic Capital Amount as of the end of such fiscal period;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and (except in the case of the statements referred to in paragraphs (c), (d) and (e) of this subsection 6.1) in accordance with GAAP. The financial statements of Holdings included or incorporated in any Form 10-K or Form 10-Q filed by Holdings with the Securities and Exchange Commission will if timely furnished to the Banks satisfy the requirements of subsections 6.1(a)(i) or 6.1(b) respectively.

      6.2 Certificates; Other Information. Furnish to the Administrative Agent (with sufficient copies for each Bank):

            (a) concurrently with the delivery of the consolidated financial statements referred to in subsection 6.1(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default, except as specified in such letter;

            (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a certificate of the chief financial officer of the Company (i) stating that, to the best of such officer's knowledge, each of Holdings, the Company and their respective Subsidiaries has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, the Notes and the other Credit Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of clause (b) of subsection 7.3, subsections 7.7, 7.8 and 7.9, (iii) if not specified in the financial statements delivered pursuant to subsection 6.1, specifying the aggregate amount of interest paid or accrued by Holdings, the Company and their respective Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of Holdings, the Company and their Subsidiaries, during such accounting period and (iv) listing all Contingent Obligations of the type described in clause (a) of subsection 7.3 and all Indebtedness in each case incurred since the date of the previous consolidated balance sheet of Holdings;

            (c) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company or any of its Subsidiaries and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions; and

            (d) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

      6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or any of its Subsidiaries, as the case may be, (b) for delinquent obligations which do not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole and (c) for trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 90 days (or any longer period if longer payment terms are accepted in the ordinary course of business) or, if overdue for more than 90 days (or such longer period), as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Company and its Subsidiaries, as the case may be.

      6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, franchises, copyrights, trademarks and trade names necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, copyrights, trademarks and tradenames the loss of which would not in the aggregate have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and except as otherwise permitted by subsections 7.4 and 7.5; and comply with all applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

      6.5 Maintenance of Property; Insurance. (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); and

      (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks (but including, in any event, public liability and product liability insurance) as are usually insured against in the same general area, by companies engaged in the same or a similar business; and furnish to the Administrative Agent, (i) annually, a schedule disclosing (in a manner substantially similar to that used in the schedule provided pursuant to subsection 5.1(i)) all insurance against products liability risk maintained by the Company and its Subsidiaries pursuant to this subsection 6.5(b) or otherwise and (ii) upon written request of the Administrative Agent, full information as to the insurance carried; provided that the Company may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

      6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; and permit representatives of the Administrative Agent upon reasonable notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired upon reasonable notice, and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees thereof and with their independent certified public accountants.

      6.7 Notices. Promptly give notice to the Administrative Agent and each
Bank:

            (a) of the occurrence of any Default or Event of Default;

            (b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of Holdings or any of its Subsidiaries which default or event of default has not been waived and would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Holdings and its Subsidiaries taken as a whole, or any other default or event of default under any such instrument, agreement, guarantee or other collateral document which, but for the proviso to clause (e) of Section 8, would have constituted a Default or Event of Default under this Agreement, or (ii) litigation, investigation or proceeding which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against Holdings or any of its Subsidiaries by any Governmental Authority, which in any such case would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Holdings and its Subsidiaries taken as a whole;

            (c) of any litigation or proceeding affecting Holdings or any of its Subsidiaries (i) in which more than $10,000,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Holdings and its Subsidiaries taken as a whole;

            (d) of the following events, as soon as practicable after, and in any event within 30 days after, Holdings or the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan which Reportable Event could have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Holdings and its Subsidiaries taken as a whole, or (ii) the institution of proceedings or the taking of any other action by PBGC, Holdings, the Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of the Plan, in each of the foregoing cases which could have a material adverse effect on the business, assets, condition (financial or otherwise) or results of Holdings and its Subsidiaries taken as a whole, and in addition to such notice, deliver to the Administrative Agent and each Bank whichever of the following may be applicable: (A) a certificate of the chief financial officer of Holdings or the Company setting forth details as to such Reportable Event and the action that Holdings, the Company or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

            (e) of a material adverse change known to Holdings or its Subsidiaries in the business, assets, condition (financial or otherwise) or results of operations of Holdings and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of the chief executive officer, chief operating officer or chief financial officer of Holdings or the Company setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (d)) stating what action Holdings or the Company proposes to take with respect thereto.

      6.8 Dividends by Real Estate Holding Subsidiaries. Cause each Real Estate Holding Subsidiary to distribute to the Company or a Subsidiary of the Company (other than a Real Estate Holding Subsidiary), no less frequently than semi-annually, an amount equal to the excess of (A) the aggregate rent paid by the Company and its Subsidiaries (other than a Real Estate Holding Subsidiary) to the Real Estate Holding Subsidiaries under leases of real property, over (B) the sum of (i) aggregate principal and interest expense of such Real Estate Holding Subsidiary in respect of Indebtedness incurred in connection with the Real Estate Financing, plus (ii) aggregate operating expenses of such Real Estate Holding Subsidiary and not previously distributed to the Company or a Subsidiary of the Company (other than a Real Estate Holding Subsidiary), to the extent (x) such distributions are not prohibited by any indenture, note, mortgage or other loan document or instrument entered into by such Real Estate Holding Subsidiary in connection with the Real Estate Financing, or (y) such distributions are not then prohibited by applicable law.

      SECTION 7. NEGATIVE COVENANTS

      The Company hereby agrees that, so long as the Commitments remain in effect, any Loan or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Bank, or the Administrative Agent hereunder:

      7.1 Real Estate Financings; Other Letters of Credit. None of the Company or any of its Subsidiaries shall create, incur, assume or suffer to exist any:

            (a) Indebtedness pursuant to the Real Estate Financings in excess of $500,000,000 in the aggregate at any time; and

            (b) Indebtedness in respect of letters of credit (other than Letters of Credit) having an aggregate undrawn face amount at any time outstanding, together with the aggregate amount of any drawings thereunder not yet reimbursed by the Company or a Subsidiary of the Company to the issuing bank thereof, in excess of $25,000,000.

            7.2 Limitation on Liens. None of the Company or any of its Subsidiaries shall create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

            (a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

            (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are bonded or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

            (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements (including, without limitation, reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

            (f) Liens in favor of the Banks pursuant to the Credit Documents and bankers' liens arising by operation of law;

            (g) Liens on property of the Company or any of its Subsidiaries created solely for the purpose of securing Indebtedness representing or incurred to finance, refinance or refund the purchase price of property or operating leases, provided that no such Lien shall extend to or cover other property of the Company or such Subsidiary other than the respective property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property;

            (h) Liens existing on the Effective Date and described in Schedule
      VI;

            (i) Liens on assets of Persons which become Subsidiaries of the Company after the Closing Date, provided that such Liens exist at the time such Persons became or become Subsidiaries and were or are not created in anticipation thereof, and provided further that no such Lien shall extend to or cover other property of such Subsidiary other than the assets subject to such Liens at the time such Person becomes a Subsidiary of the Company;

            (j) Liens on documents of title and the property covered thereby securing Indebtedness in respect of the Commercial L/Cs;

            (k) additional Liens securing Indebtedness or other obligations of the Company and/or any of its Subsidiaries which do not exceed $20,000,000 in the aggregate at any one time outstanding; provided that no such Lien shall encumber any Pledged Stock or Pledged Notes (as defined in any Pledge Agreement) under any of the Pledge Agreements;

            (l) Liens incurred in connection with Real Estate Financings;

            (m) Liens on accounts receivable of the Company or any of its Subsidiaries incurred in connection with Accounts Receivable Financings;

            (n) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matter of record that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary of the Company has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

            (o) Liens in connection with general liability exposure of the Company and its Subsidiaries;

            (p) Liens securing Indebtedness permitted under subsection 7.1(b);

            (q) Liens in respect of Indebtedness of the Company and its Subsidiaries for industrial revenue bonds, for capitalized lease obligations and for the deferred purchase price of newly acquired property of the Company and its Subsidiaries whether payable to a third party or otherwise, provided that in the case of Liens in respect of Indebtedness for the deferred purchase price of newly acquired property, no such Lien shall extend to or cover other property of the Company or such Subsidiary other than the property so acquired;

            (r) Liens on real property that are junior to Liens securing the Commercial Mortgage Pass-Through Certificates issued by the Fifth Avenue Capital Trust on May 12, 1995 or any refinancings thereof.

            7.3 Limitation on Contingent Obligations. None of the Company or any of its Subsidiaries shall create, incur, assume or suffer to exist any Contingent Obligation except:

            (a) Contingent Obligations in respect of Indebtedness representing or incurred to finance, refinance or refund the purchase price of property;

            (b) guarantees by the Company or any of its Subsidiaries, in an amount up to $10,000,000 at any one time outstanding incurred in the ordinary course of business or for the guarantee of employee obligations;

            (c) guarantees by the Company of the obligations of its Subsidiaries (other than Real Estate Holding Companies), or by the Subsidiaries of the Company of the obligations of the Company or another Subsidiary of the Company (other than Real Estate Holding Companies) in the ordinary course of business;

            (d) Contingent Obligations existing on the Effective Date and described in Schedule VI;

            (e) Contingent Obligations in respect of foreign currency exchange contracts permitted by subsection 7.12;

            (f) Contingent Obligations incurred in connection with any Real Estate Financing (i) by the Company in favor of the Real Estate Holding Subsidiaries, in respect of obligations of Subsidiaries of the Company (other than Real Estate Holding Subsidiaries) arising under leases of real property, and (ii) by any Real Estate Holding Subsidiary, in respect of Indebtedness incurred by any other Real Estate Holding Subsidiary in connection with any Real Estate Financing;

            (g) Contingent Obligations in respect of Indebtedness of the Company and its Subsidiaries incurred after the Closing Date for industrial revenue bonds, for capitalized lease obligations and for the deferred purchase price of newly acquired property of the Company and its Subsidiaries whether payable to a third party or otherwise;

            (h) the Subsidiary Guarantee; and

            (i) Contingent Obligations in connection with workmen's compensation obligations and general liability exposure of the Company and its Subsidiaries.

            7.4 Prohibition of Fundamental Changes. None of the Company or any of its Subsidiaries shall enter into any merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in the present method of conducting business or engage in any type of business other than of the same general type now conducted by it, except for (i) the transactions otherwise permitted pursuant to clause (e) of subsection 7.5 and (ii) the merger of a Subsidiary of the Company with (A) another Subsidiary of the Company if the surviving entity in such merger is a party to a Subsidiary Security Agreement and a Subsidiary Guarantee and neither Subsidiary was a Real Estate Holding Subsidiary that at such time is obligated for any Indebtedness in connection with the Real Estate Financing, (B) the Company if the Company is the surviving entity in such merger and the Subsidiary was not a Real Estate Holding Subsidiary that at such time is obligated for any Indebtedness in connection with the Real Estate Financing or (C) another Subsidiary of the Company if neither Subsidiary is, or was, a party to a Subsidiary Security Agreement or a Subsidiary Guarantee. No transaction constituting a part of the Real Estate Financing or a sale or other disposition of any part of the International Rights shall be prohibited under this subsection 7.4.

            7.5 Prohibition on Sale of Assets. None of the Company or any of its Subsidiaries shall convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, tax benefits, receivables and leasehold interests), whether now owned or hereafter acquired except:

            (a) sales or other dispositions of property or other assets in any fiscal year not exceeding, in the aggregate, 10% of Consolidated Net Worth at the beginning of such fiscal year; provided that the beginning of the fiscal year for 1996 shall be deemed to be August 3, 1996;

            (b) sales or other dispositions of fee or leasehold interests, the proceeds of which are used substantially at the same time to acquire another fee or leasehold interest in the same geographical area;

            (c) for the sale or other disposition of any tangible personal property that, in the reasonable judgment of the Company, has become uneconomic, obsolete or worn out, and which is disposed of in the ordinary course of business (provided that any such sale made in connection with liquidation of personal property used in connection with any store or stores that the Company determines to close or otherwise cease to operate shall be considered to be a disposition of such personal property in the ordinary course of business provided, further, that this proviso shall not apply to the closing or ceasing to operate of more than ten full line stores in any one transaction or series of related transactions without the consent of the Required Banks);

            (d) for sales or other dispositions of inventory made in the ordinary course of business;

            (e) that (i) the Company may contribute fee and leasehold interests in real property held by it to the Real Estate Holding Subsidiaries and
      (ii) any Subsidiary of the Company may contribute fee and leasehold interests in real property held by it to the Real Estate Holding Subsidiaries and (iii) the Company or any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a wholly-owned Subsidiary of the Company and the Company or any Subsidiary of the Company may sell or otherwise dispose of, or part with control of any or all of, the stock of any Subsidiary to a wholly-owned Subsidiary of the Company; provided that no such transaction may be effected, except such transactions effected in connection with Real Estate Financings, if it would result in the transfer of any assets of the Company or any Subsidiary of the Company, or of any stock of a Subsidiary, to a Subsidiary whose capital stock has not been pledged to the Administrative Agent and that has not made a Subsidiary Guarantee and Subsidiary Security Agreement in favor of the Administrative Agent;

            (f) substantially like-kind exchanges of real property and sales and leasebacks of real property or sales of real property;

            (g) the sale, encumbrance or other disposition, at any time or from time to time, of all or a portion of the accounts receivable of the Company or any of its Subsidiaries, whether now existing or hereafter arising, made in connection with an Accounts Receivable Financing; and

            (h) the sale in connection with a sale and leaseback of equipment located at the Aberdeen distribution center or the Folio telemarketing center.

            7.6 Limitation on Investments, Loans and Advances. None of Holdings, the Company or any of the Subsidiaries of the Company shall make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, except:

            (a) (i) the Company may make investments in, or loans or advances to, any Subsidiary of the Company (other than any Foreign Subsidiary of the Company and other than any Subsidiaries of the Company that are not parties to the Subsidiary Guarantee and Subsidiary Security Agreement and whose stock in not pledged by the Company to the Administrative Agent on behalf of the Banks), (ii) any Subsidiary of the Company may make investments in, or loans or advances to, the Company or any other Subsidiary of the Company and (iii) Holdings may make investments in, or loans or advances to, any of its Subsidiaries;

            (b) (i) any Subsidiary may make investments in the Company (by way of capital contribution or otherwise) and (ii) the Company and any Subsidiary may make investments in, or create, any wholly-owned Domestic Subsidiary (by way of capital contribution or otherwise) or make investments permitted by subsection 7.5(e), provided that, in any such case (other than an investment in a Real Estate Holding Subsidiary in connection with any Real Estate Financing or any Subsidiary formed solely for the purpose of an Accounts Receivable Financing) if stock is issued or otherwise acquired in connection with such investment, such stock is pledged to the Administrative Agent for the benefit of the Banks and, if a new Subsidiary is formed or created, such Subsidiary becomes a party to the Subsidiary Guarantee and the Subsidiary Security Agreement;

            (c) Holdings and its Subsidiaries may invest in, acquire and hold Cash Equivalents;

            (d) Holdings or any of its Subsidiaries may make travel and entertainment advances and relocation loans to officers and employees of the Company or any such Subsidiary, provided that the aggregate principal amount of all such loans and advances outstanding at any one time, together with the guarantees made pursuant to subsection 7.3(b), shall not exceed $10,000,000;

            (e) Holdings or any of its Subsidiaries may make payroll advances in the ordinary course of business;

            (f) Holdings or any of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that nothing in this clause (f) shall prevent Holdings or any Subsidiary from offering such concessionary trade terms, or from receiving such investments in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances);

            (g) the Company and its Subsidiaries may make loans and advances permitted by subsection 7.10;

            (h) Holdings and its Subsidiaries may make loans and advances to employees and former employees of Holdings and its Subsidiaries for the purpose of financing the purchases by them of shares of capital stock of Holdings in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, plus the amounts of any proceeds of such loans and advances paid by such employees and former employees to Holdings on account of such purchases and contributed by Holdings as equity in the Company;

            (i) the Company and its Subsidiaries may make an acquisition of all or any substantial part of the capital stock or assets of any other Person, if such acquisition, in the good faith opinion of the Company as specified in a notice to the Administrative Agent and the Banks, is functionally equivalent to a Capital Expenditure;

            (j) Holdings and its Subsidiaries may make acquisitions of all or any substantial portion of the capital stock or assets of other Persons; provided that the consideration paid by the Company or any of its Subsidiaries for all such acquisitions (exclusive of any acquisition pursuant to paragraph (i) of this subsection 7.6) does not exceed $5,000,000 in each fiscal year;

            (k) the Company may, at or prior to any closing under any Real Estate Financing, make an investment in the special-purpose finance vehicle established or to be established in connection with such Real Estate Financing in an amount not in excess of the sum of (i) transaction costs incurred in connection with such Real Estate Financing and (ii) an amount which is in the reasonable judgment of the Company nominal relative to such Real Estate Financing;

            (l) loans, advances or contributions by the Company and its Subsidiaries to the Company's Foreign Subsidiaries or joint ventures which, directly or indirectly, own the Company's interest in its foreign stores or operations for the purpose of financing the acquisition, construction and operation thereof in an aggregate amount not to exceed the greater of (i) $50,000,000 and (ii) if Holdings receives senior unsecured ratings from both S&P and Moody's of BBB- and Baa3, respectively, 10% of the Consolidated Net Worth of Holdings as of the date of the most recent financial statements delivered by the Company pursuant to subsection 6.1(a) or (b) prior to the making of such loan, advance or contribution;

            (m) the acquisition by Holdings, the Company or any of their respective Subsidiaries of all or any substantial part of the capital stock or assets of any other Person (including in connection with the initial capitalization of such other Person) or of the assets of any other Person constituting a line of business thereof if the Remaining Strategic Capital Amount is not less than zero after giving effect to such acquisition; and

            (n) investments (including, without limitation, extensions of credit) in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding relating to the sale by the Company or any Subsidiary of the Company of any assets or property thereof in accordance with subsection 7.5.

            7.7 Capital Expenditures. None of the Company or any of its Subsidiaries shall make or commit to make Capital Expenditures in the aggregate for the Company and its Subsidiaries, exceeding the amount set forth below (the "Base Amount") for each of the fiscal years set forth below:

                                                       Fiscal Year
                    Ending                                 Base
                 December 31                              Amount
                 -----------                           -----------
                 1996                                  $125,000,000
                 1997                                  $125,000,000
                 1998                                  $125,000,000
                 1999 and                              $125,000,000
                 each fiscal year thereafter

provided, however, that the (a) Base Amount set forth above for any fiscal year may be increased by carrying over to such fiscal year any portion of the Base Amount not spent in any prior fiscal year and (b) in addition to the Base Amount (as increased) in any year, the Company and its Subsidiaries may spend an additional $50,000,000 in the aggregate; and provided, further, that the amount otherwise available for Capital Expenditures for any fiscal year as provided above shall be reduced by the amount of any acquisition made during such fiscal year by the Company or any of its Subsidiaries under subsection 7.6(i).

            Notwithstanding the foregoing limitation on Capital Expenditures, the Company and its Subsidiaries shall be permitted to make or commit to make additional Capital

Expenditures so long as the Remaining Strategic Capital Amount is not less than zero after giving effect to such Capital Expenditures, provided that reductions in the Remaining Strategic Capital Amount made pursuant to subsection 7.6(m) shall not be deemed to be Capital Expenditures.

            7.8 Interest Coverage. At the last day of any fiscal quarter set forth below, commencing with the fiscal quarter ending November 2, 1996, the Company shall not permit the Interest Coverage Ratio to be less than the ratio set forth below for such fiscal quarter:

     Fiscal Year                 Fiscal Quarter                  Ratio
     -----------                 --------------                  -----

        1996                           3rd                          2.50
                                       4th                          2.50

        1997                           1st                          2.50
                                       2nd                          2.50
                                       3rd                          2.50
                                       4th                          2.90

        1998                           1st                          2.90
                                       2nd                          2.90
                                       3rd                          2.90
                                       4th                          3.25

        1999                           1st                          3.25
                                       2nd                          3.25
                                       3rd                          3.25
                                       4th                          3.75

        2000                           1st                          3.75
                                       2nd                          3.75
                                       3rd                          3.75
                                       4th                          4.00

        2001                           1st                          4.00
                                       2nd                          4.00

            7.9 Total Indebtedness to Total Capitalization. (a) The Company shall not permit Total Indebtedness as a percentage of Total Capitalization at the last day of any fiscal quarter set forth below to be greater than the percentage set forth below for such fiscal quarter:

     Fiscal Year                 Fiscal Quarter                  Ratio
     -----------                 --------------                  -----

        1996                           3rd                         68.0%
                                       4th                         65.0

        1997                           1st                         65.0
                                       2nd                         67.0
                                       3rd                         68.0
                                       4th                         65.0

        1998                           1st                         65.0
                                       2nd                         67.0
                                       3rd                         68.0
                                       4th                         60.0

        1999                           1st                         60.0
                                       2nd                         62.0
                                       3rd                         63.0
                                       4th                         55.0

        2000                           1st                         55.0
                                       2nd                         57.0
                                       3rd                         58.0
                                       4th                         50.0

        2001                           1st                         50.0
                                       2nd                         52.0

            (b) Holdings shall not permit Total Indebtedness (calculated without regard to the Company and the Subsidiaries of the Company) as a percentage of Total Capitalization (calculated without regard to the Company and the Subsidiaries of the Company) at the last day of any fiscal quarter to be greater than 50%.

            7.10 Limitation on Dividends. None of the Company or any of its Subsidiaries shall declare any dividends on the common stock of the Company other than dividends payable solely in common stock of the Company on any shares of any class of stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof or make any loan or advance to Holdings, either directly or indirectly, whether in cash or property or in obligations of the Company or any of its Subsidiaries; except that (a) Subsidiaries may pay dividends to the Company or to Domestic Subsidiaries or, in the case of a Foreign Subsidiary, to another Foreign Subsidiary which are directly or indirectly wholly owned by the Company and (b) the Company may pay dividends or make loans and advances as follows:

            (i) prior to the time when Holdings has received senior unsecured rating from both S&P and Moody's of BBB- and Baa3, respectively, in an aggregate amount during any fiscal year not in excess of the sum of (A) the lesser of 25% of consolidated net income of the Company and its Subsidiaries for such fiscal year or

      $10,000,000 and (B) for fiscal years beginning on or after February 1, 1998, the amount by which (I) the lesser of 25% of consolidated net income of the Company and its Subsidiaries for the prior fiscal year or $10,000,000 exceeds (II) the amount of dividends, loans or advances made in such prior fiscal year pursuant solely to this Section 7.10(i);

            (ii) after and during the time when Holdings has received senior unsecured ratings from both S&P and Moody's of BBB- and Baa3, respectively, in an aggregate amount during any fiscal year not in excess of 25% of consolidated net income of the Company and its Subsidiaries for such fiscal year;

            (iii) in amounts equal to amounts required for Holdings to pay Federal, state and local income taxes to the extent that such income taxes are attributable to the income of the Company and its Subsidiaries and to pay franchise taxes and other fees required to maintain its corporate existence;

            (iv) in amounts equal to amounts expended by Holdings to repurchase capital stock of Holdings owned by former employees of the Company and its Subsidiaries and their assigns, estates and heirs, provided that the amount paid, loaned or advanced to Holdings pursuant to this paragraph
      (iii) shall not exceed in the aggregate $10,000,000, plus any amounts contributed by Holdings to the Company as a result of resales of such repurchased capital stock; and

            (v) the Company shall be permitted to make payments, dividends or distributions with respect to operating costs incurred by Holdings in amounts not to exceed $4,000,000 in the aggregate during each fiscal year of the Company;

Notwithstanding any of the provisions of this subsection 7.10 or subsection 7.13(i), the Company shall be permitted to prepay the Intercompany Notes or pay a dividend to Holdings from time to time in an aggregate amount since the Effective Date of up to $36,000,000; provided that in no event shall the aggregate amount in any fiscal year of such prepayments of the Intercompany Note and such payments of dividends, together with the dividends and loans and advances made pursuant to clause (b)(i) of this subsection 7.10, exceed during any fiscal year 50% of the consolidated net income of the Company and its Subsidiaries for such fiscal year.

            7.11 Transactions with Affiliates. None of the Company or any of its Subsidiaries shall enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except (a) for transactions which are otherwise permitted under this Agreement and which are in the ordinary course of the Company's or a Subsidiary's business and which are upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate, (b) as permitted under subsections 7.3(b), (c), (d) or (f), 7.5(e), 7.6(a), (b), (d), (e) or (h), 7.10 or 7.13 or as not prohibited under subsection 7.1, (c) the performance of the Company's or any Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (d) payment of compensation to employees, officers, directors or consultants in the ordinary course of business and (e) maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, in each case in the ordinary course of business.

            7.12 Foreign Exchange Contracts. None of the Company or any of its Subsidiaries shall enter into any foreign currency exchange contracts other than foreign currency exchange contracts entered into for the purpose of hedging any payments required to be made or anticipated to be received by the Company or any of its Subsidiaries in a foreign currency in the ordinary course of business.

            7.13 Prepayments and Amendments of Subordinated Debt and Real Estate Indebtedness. None of the Company or any of its Subsidiaries shall (i) optionally prepay, optionally retire, optionally redeem, optionally purchase, optionally defease or optionally exchange, or optionally make any deposits or segregation of funds in respect of, any principal of (A) the Intercompany Notes (other than in connection with a refinancing thereof on terms and conditions substantially similar to the terms and conditions of a refinancing of the Convertible Subordinated Notes or with the proceeds of the contribution of equity to the Company by Holdings) and the Subordinated Notes, provided that the Subordinated Notes may be redeemed in whole or in part from time to time if at the time of any such redemption no Default or Event of Default exists or would result therefrom or (B) any Indebtedness incurred pursuant to a Real Estate Financing (other than in connection with a refinancing of any such Indebtedness or in preparation or contemplation of a sale or other dispositions (including the renegotiation of a lease) of the real estate securing such Indebtedness) or
(ii) amend, supplement or otherwise modify the Intercompany Notes or any of the documents or instruments relating to any of the Indebtedness incurred pursuant to the Real Estate Financing.

            7.14 Restrictions on Holdings. Unless Holdings shall have entered into an unconditional guarantee of all of the obligations of the Company and its Subsidiaries hereunder, which guarantee shall have substantially the same terms and conditions of the guarantee referred to in subsection 10.13, Holdings and its Subsidiaries (other than the Company and its Subsidiaries) shall not conduct, transact or otherwise engage in any business or operations, incur, create, assume or suffer to exist any Indebtedness (other than the Convertible Subordinated Notes), Contingent Obligations or other liabilities or obligations expressly permitted hereby, or own, lease, manage or otherwise operate any properties or assets, other than incident to the ownership of all of the outstanding shares of capital stock of the Company, provided that Holdings may take all actions reasonably necessary incident to its status as a public company.

            SECTION 8. EVENTS OF DEFAULT

            Upon the occurrence and during the continuance of any of the following events:

            (a) The Company shall fail to (i) pay any principal of any Note when due in accordance with the terms hereof or thereof or to reimburse Chase in accordance with subsection 2.8 or (ii) pay any interest on any Note or any other amount payable hereunder within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by any Credit Party in any Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) The Company shall default in the observance or performance of any agreement contained in subsection 6.7(a) or Section 7 of this Agreement or any Credit Party or any of its Subsidiaries shall default in the observance or performance of any agreement contained in Section 5 of the Pledge Agreement or Section 2 (insofar as it relates to subsection 6.7(a) or Section 7 of this Agreement) of the Supplemental Agreement to which it is a party or the Company or any of its Subsidiaries shall default in the observance or performance of any agreement contained in
      Section 5 of the Security Agreement to which it is a party; or

            (d) The Company or any of its Subsidiaries or any other Credit Party shall default in the observance or performance of any other agreement contained in any Credit Document, and such default shall continue unremedied for a period of 30 days; or

            (e) Holdings or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes, the L/C Obligations and any inter-company debt) or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Contingent Obligation to become payable, any applicable grace period having expired, provided that the aggregate principal amount of all such Indebtedness and Contingent Obligations which would then become due or payable would equal or exceed $10,000,000; or

            (f) (i) The Company or any of its Subsidiaries or Holdings shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries or Holdings shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries or Holdings any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries or Holdings any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries or Holdings shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries or Holdings shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any of the Company, any Subsidiary, or any director, officer or employee of either, or any of the Plans, or any trust created thereunder, or any trustee or administrator thereof, shall engage in a transaction involving any Plan in connection with which the Company or any Subsidiary could be subject to either a material liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(l) of ERISA or a material tax imposed pursuant to Sections 4975 or 4976 of the Code, or
      (ii) any Plan or any trust established thereunder incurs any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived; and in each case in clauses (i) through
      (ii) above, such event or condition, together with all other such events or conditions relating to such Plans, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities which in the aggregate are material in relation to the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; or

            (h) One or more judgments or decrees, which shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment, shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000,000 or more; or

            (i) Any Credit Document shall cease, for any reason, to be in full force and effect or any Credit Party or any of its Subsidiaries shall so assert in writing, or any Pledge Agreement or Security Agreement or Mortgage shall cease to be effective to grant a perfected Lien on the collateral described therein with the priority purported to be created thereby (other than as a result of any action or inaction of the part of the Administrative Agent or the Banks), subject to such exceptions as may be permitted therein, and in the case of any Security Agreement such condition shall continue unremedied for 30 days after notice thereof to the Company by the Administrative Agent or any Bank; or

            (j) There shall have occurred a Change in Control;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above, automatically (i) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (ii) all obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and Chase's obligations to issue the Letters of Credit shall immediately terminate and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice to the Company, declare the Commitments and Chase's obligations to issue the Letters of Credit to be terminated forthwith, whereupon the Commitments and such obligations shall immediately terminate; and (ii) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice of default to the Company, (A) declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (B) declare all or a portion of the obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that the Company discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations. All payments under this Section 8 on account of undrawn Letters of Credit shall be made by the Company directly to a cash collateral account established by the Administrative Agent for such purpose for application to the Company's reimbursement obligations under subsection 2.8 as drafts are presented under the Letters of Credit, with the balance, if any, to be applied to the Company's obligations under this Agreement and the Notes as the Administrative Agent shall determine with the approval of the Required Banks. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

            SECTION 9. THE ADMINISTRATIVE AGENT; CHASE AS ISSUER

            9.1 Appointment. Each Bank hereby irrevocably designates and appoints The Chase Manhattan Bank as the Administrative Agent under this Agreement and irrevocably authorizes The Chase Manhattan Bank as Administrative Agent for such Bank, to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against the Administrative Agent.

            9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each of the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Without limiting the foregoing, the Administrative Agent may appoint Chase Agent Bank Services Corporation as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Company and distribution of funds to the Banks and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in subsection 9.3.

            9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Credit Party or any of its Subsidiaries or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Documents or for any failure of any Credit Party or any of its Subsidiaries to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Credit Document, or to inspect the properties, books or records of any Credit Party or any of its Subsidiaries.

            9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Banks (or, where unanimous consent of the Banks is expressly required hereunder, such Banks) as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Credit Document in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

            9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks, except to the extent that this Agreement expressly requires that such action be taken or not be taken with the consent of the Required Banks.

            9.6 Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Credit Parties or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their

Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            9.7 Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Credit Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection 9.7 shall survive the payment of the Notes and all other amounts payable hereunder.

            9.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties and their Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers, duties and liabilities under the Credit Documents as any Bank and may exercise the same as though it were not the Administrative Agent and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

            9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under the Credit Documents, then the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company, which shall not unreasonably withhold its approval, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation hereunder as Administrative Agent the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Credit Documents.

            9.10 Chase as Issuer of Letters of Credit. Each Bank holding a Revolving Credit Commitment hereby acknowledges that the provisions of this
Section 9 shall apply to Chase, in its capacity as issuer of the Letters of Credit, in the same manner as such provisions are expressly stated to apply to the Administrative Agent.

            SECTION 10. MISCELLANEOUS

            10.1 Amendments and Waivers. No Credit Document nor any terms thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 10.1. With the written consent of the Required Banks, the Administrative Agent and the respective Credit Parties or their Subsidiaries may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to any Credit Document to which they are parties or changing in any manner the rights of the Banks or of any such Credit Party or its Subsidiaries thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of any such Credit Document or any Default or Event of Default and its consequences; provided, however, that:

            (a) no such waiver and no such amendment, supplement or modification shall release collateral which, in the aggregate with all other collateral released pursuant to this clause (a) (other than collateral released pursuant to the proviso to this clause (a)) during the calendar year in which such proposed release would be effected and the immediately preceding calendar year, has fair market value on the proposed date of release in excess of 20% of the fair market value of all collateral on such date without the written consent of the Banks holding 66 2/3% of the aggregate Commitments; provided that, notwithstanding the foregoing, this clause (a) shall not be applicable to any release of collateral (i) in connection with any restructuring of the Company or any of its Subsidiaries in which, after giving effect to such release, the Administrative Agent, in its sole discretion, deems there to be no material impairment of the value of the collateral taken as a whole or
      (ii) pursuant to subsection 10.12;

            (b) no such waiver and no such amendment, supplement or modification shall extend the maturity of any Note or installment of any Loan, or reduce the rate or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce or extend the time of payment for any fee payable to the Banks hereunder, or reduce the principal amount thereof, or increase the amount of any Bank's Commitment, or amend, modify or waive any provision of this subsection 10.1 or reduce the percentage specified in the definition of Required Banks, or change the percentage of the Banks required to waive a condition precedent under
      Section 5 or consent to the assignment or transfer by the Company of any of its rights and obligations under any Credit Document, in each case, without the written consent of each Bank directly affected thereby; and

            (c) no such waiver and no such amendment, supplement or modification shall amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent.

Any such waiver and any such amendment, supplement or modification described in this subsection 10.1 shall apply equally to each of the Banks and shall be binding upon each Credit Party and its Subsidiaries, the Banks, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Company, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.


            10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Company and the Administrative Agent, and as set forth on the signature page hereto in the case of any Bank, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

             The Company:              Saks & Company
                                       12 East 49th Street
                                       New York, New York  10017
                                       Attention: Executive Vice President/Chief
                                                  Financial Officer
                                       Telecopy:  (212) 940-4103

             With a copy to:           Gibson, Dunn & Crutcher
                                       200 Park Avenue
                                       New York, New York  10166
                                       Attention: Janet Vance
                                       Telecopy:  (212) 351-4035

             The Administrative
             Agent:                    The Chase Manhattan Bank
                                       270 Park Avenue
                                       New York, New York  10017
                                       Attention:  Neil Boylan
                                       Telecopy:

             With a copy to:           The Chase Manhattan Bank
                                       2 Grand Central Tower
                                       140 East 45th Street, 29th Floor
                                       New York, New York  10017
                                       Attention: Sandra Miklave
                                       Telecopy:  (212) 622-0005
provided that any notice, request or demand to or upon the Administrative Agent or the Banks pursuant to subsections 2.2, 2.5, 3.1, 3.2, 3.3 and 3.4 shall not be effective until received and provided that the failure to provide the copies of notices to the Company provided for in this subsection 10.2 shall not result in any liability to the Administrative Agent.

            10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Letters of Credit and the Notes.

            10.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Credit Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Bank and the Administrative Agent for all their costs and expenses incurred in connection with, and to pay, indemnify, and hold the Administrative Agent and each Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any Credit Document and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent and each Bank incurred in connection with the foregoing and in connection with advising the Administrative Agent with respect to its rights and responsibilities under this Agreement and the documentation relating thereto,
(c) to pay, indemnify, and to hold the Administrative Agent and each Bank harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (other than withholding taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other documents, and (d) to pay, indemnify, and hold the Administrative Agent and each Bank and their respective officers and directors harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Administrative Agent or the Banks (x) arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other

Credit Documents, the proceeds of the Loans, or any of the other transactions contemplated hereby, whether or not the Administrative Agent or any of the Banks is a party thereto, or (y) without limiting the generality of the foregoing by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payments under, Letters of Credit (it being agreed that nothing in this subsection 10.5(d)(y) is intended to limit the Company's obligations pursuant to Section 2.8) (all the foregoing, collectively, the "indemnified liabilities"), provided that the Company shall have no obligation hereunder with respect to indemnified liabilities of the Administrative Agent or any Bank or any of their respective officers and directors arising from (i) the gross negligence or willful misconduct of such Administrative Agent or Bank or their respective directors or officers or (ii) legal proceedings commenced against the Administrative Agent or a Bank by any security holder or creditor (other than a beneficiary of a Letter of Credit in its capacity as such, unless such indemnified liabilities arise from the gross negligence or willful misconduct of such Administrative Agent or Bank or their respective directors or officers) thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against the Administrative Agent or any such Bank by any Transferee (as defined in subsection 10.6). The agreements in this subsection
10.5 shall survive repayment of the Notes and all other amounts payable hereunder.

            10.6 Successors and Assigns; Participations; Purchasing Banks. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Banks and the Administrative Agent, all future holders of the Notes, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

            (b) Any Bank may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in minimum amount of $5,000,000 in any Loan owing to such Bank, any participating interest in the Letters of Credit of such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 10.8. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.10, 3.11 and 3.12 with respect to its participation in the Letters of Credit and in the Commitments and the

Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred. In the event of any such sale by a selling Bank of a participating interest to a Participant the selling Bank shall not grant any such Participant any voting rights or veto power over any action by the selling Bank under this Agreement, except that the selling Bank may agree not to take any action which would require the consent of such selling Bank under subsection 10.1(b) without the consent of such Participant.

            (c) Any Bank may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, (i) at any time sell all or any part of its rights and obligations under this Agreement and the Notes to any Bank or any Affiliate thereof, provided that, in the event of a sale of less than all of such rights and obligations, such assigning Bank after any such sale to any other Bank or any Affiliate of such Bank shall retain Commitments and/or Loans and L/C Participating Interests aggregating at least $5,000,000 (or such lesser amount as the Administrative Agent may determine) and (ii) with the written consent of the Company and the Administrative Agent (which in each case shall not be unreasonably withheld) sell to one or more additional banks or financial institutions ("Purchasing Banks"), all or any part of its rights and obligations under this Agreement and the Notes, pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Administrative Agent and the Company), and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); provided that (A) each such sale pursuant to clause (i) or (ii) of this subsection 10.6(c) shall be in an amount of $5,000,000 or more and (B) in the event of a sale of less than all of such rights and obligations, such Bank after any such sale shall retain a Commitment and/or Loans aggregating at least $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date as defined in the Commitment Transfer Supplement determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent of the interest transferred, as reflected in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Revolving Credit Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes new Notes to the order of such Purchasing Bank in an amount equal to the Commitments assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained any Commitments hereunder, new Notes to the order of the transferor Bank in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated, and shall otherwise be in the form of, the Notes replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Administrative Agent to the Company marked "cancelled".

            (d) The Administrative Agent shall maintain at its address referred to in subsection 10.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of the Revolving Credit Loans and/or Swing Line Loans owing to, and the L/C Participating Interests of, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan or L/C Participating Interest recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Company and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $4,000 if the Purchasing Bank is not a Bank prior to the execution of such supplement and $1,000 otherwise, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

            (f) The Banks agree that they will protect the confidentiality of any confidential information concerning Holdings, the Company and its Subsidiaries and Affiliates. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning Holdings, the Company and its Subsidiaries and Affiliates which has been delivered to such Bank by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Bank by or on behalf of Holdings or the Company in connection with such Bank's credit evaluation of Holdings, the Company and its Subsidiaries and Affiliates prior to becoming a party to this Agreement; provided that each Bank shall cause its respective prospective Transferee to agree in writing to protect the confidentiality of any confidential information concerning Holdings, the Company and its Subsidiaries and Affiliates.

            (g) If, pursuant to this subsection 10.6, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans or L/C Participating Interests, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) or, in the case of a Transferee claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a U.S. Internal Revenue Service Form W-8 (and, if a Transferee delivers a Form W-8, a statement under the penalties of perjury that such Transferee is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements as of the date the Transferee becomes a Bank party to this Agreement), and (iii) agrees (for the benefit of the Company and the Administrative Agent), to the extent it may lawfully do so at such time, to provide the Company, with a copy to the Administrative Agent, a new Form 4224, Form 1001 or Form W-8 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Bank, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

            (h) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

            10.7 Permitted Payments. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall be permitted to enter into, or, as the case may be, make payments of fees pursuant to, the following agreements: (i) agreements providing for the payment of commercially reasonable fees in connection with the Real Estate Financing; and (ii) agreements providing for the payment of commercially reasonable fees in connection with the financing, refinancing, sale, transfer, sale and leaseback or other disposition of any other assets of the Company, including without limitation the International Rights.

            10.8 Adjustments; Set-off. (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of any of its Loans or L/C Participating Interests, as the case may be, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of
Section 8, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans or L/C Participating Interests, as the case may be, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans or L/C Participating Interests, as the case may be, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loans and/or L/C Participating Interests may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion. The Administrative Agent shall promptly give the Company notice of any set-off, provided that the failure to give such notice shall not affect the validity of such set-off.

            (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the filing of a petition under any of the provisions of the federal bankruptcy code or amendments thereto, by or against; the making of an assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of, or of any of the property of; the issuance of any execution against any of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of; or the issuance of a warrant of attachment against any of the property of; the Company, to set-off and apply against any indebtedness, whether matured or unmatured, of the Company to such Bank, any amount owing from such Bank to the Company, at or at any time after, the happening of any of the above mentioned events, and as security for such indebtedness, the Company hereby grants to each Bank a continuing security interest in any and all deposits, accounts or moneys of the Company then or thereafter maintained with such Bank, subject in each case to subsection 10.8(a) of this Agreement. The aforesaid right of set-off may be exercised by such Bank against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.


            10.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.


            10.10 Governing Law; No Third Party Rights. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as set forth in subsection 10.6, no other Persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

            10.11 Submission to Jurisdiction; Waivers. (a) Each party to this Agreement hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Credit Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b) EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (a) ABOVE.

            10.12 Release of Collateral. (a) The collateral securing the Company's obligations hereunder and the other Credit Documents (other than the Supplemental Agreement) shall be released upon the request of the Company upon Holdings receiving senior unsecured ratings from both S&P and Moody's of at least BBB- and Baa3, respectively.

            (b) Upon termination of the lease on the property located in Boca Raton, Florida, the Administrative Agent, on its own behalf and on behalf of the Banks, shall release the leasehold mortgage, dated April 5, 1995, from the Company to the Administrative Agent, as amended, on such lease.

            10.13 Termination of Holdings Guarantee. The Guarantee, dated July 2, 1990, made by Holdings in favor of the Administrative Agent for the ratable benefit of the Banks, as amended, modified or supplemented, including, without limitation, Section 7 thereof, is hereby terminated and the Administrative Agent and each Bank hereby releases and discharges Holdings from any and all liabilities thereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                      SAKS & COMPANY


                                      By: /s/ Mark E. Hood
                                         ---------------------------------------
                                         Title: SVP Finance

                                      THE CHASE MANHATTAN BANK, as
                                      Administrative Agent and as a Bank


                                      By:
                                         ---------------------------------------
                                         Title:

Address for Notice:

270 Park Avenue, 9th Floor
New York, New York  10017
Attn: Neil Boylan
Telecopy:  212-972-0009

and

2 Grand Central Tower
140 East 45th Street, 29th Floor
New York, New York  10017
Attn:  Barbara Clemens
Telecopy:  212-623-8979

Revolving Credit Commitment: $ 30,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                      SAKS & COMPANY


                                      By:
                                         ---------------------------------------
                                         Title:

                                      THE CHASE MANHATTAN BANK, as
                                      Administrative Agent and as a Bank


                                      By: /s/ Neil R. Boylan
                                         ---------------------------------------
                                         Title: NEIL R. BOYLAN
                                                VICE PRESIDENT

Address for Notice:

270 Park Avenue, 9th Floor
New York, New York 10017
Attn: Neil Boylan
Telecopy:  212-972-0009

and

2 Grand Central Tower
140 East 45th Street, 29th Floor
New York, New York  10017
Attn:  Barbara Clemens
Telecopy:  212-623-8979

Revolving Credit Commitment: $ 30,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      CREDIT SUISSE, as a Bank


                                      By: /s/ Joel Glodowski
                                         ---------------------------------------
                                         Title:        JOEL GLODOWSKI
                                                MEMBER OF SENIOR MANAGEMENT

                                         /s/ Chris T. Horgan
                                         ---------------------------------------
                                                 CHRIS T. HORGAN
                                                     ASSOCIATE

Address for Notice:

New York, New York
Attn:
Telecopy:

Revolving Credit Commitment: $ 25,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      CANADIAN IMPERIAL BANK OF
                                      COMMERCE, as a Bank


                                      By: /s/ E.O. Fischer
                                         ---------------------------------------
                                         Title: Authorized Signatory

Address for Notice:

425 Lexington Avenue
New York, New York 10017
Attn:
Telecopy:

Revolving Credit Commitment: $ 20,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      THE LONG-TERM CREDIT BANK OF JAPAN,
                                      LIMITED, NEW YORK BRANCH, as a Bank


                                      By: /s/ Koji Sasayama
                                         ---------------------------------------
                                         Title: Vice President

Address for Notice:

165 Broadway
New York, New York 10006
Attn: Koji Sasayama
Telecopy: (212) 608-2371

Revolving Credit Commitment: $ 20,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      ARAB BANKING CORPORATION, as a Bank


                                      By: /s/ Louise Bilbro
                                         ---------------------------------------
                                         Title: Vice President

Address for Notice:

277 Park Avenue
New York, New York  10172
Attn: Louise Bilbro
Telecopy:  212-585-0921

Revolving Credit Commitment: $ 20,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      BANKERS TRUST, as a Bank


                                      By: /s/ Mary Kay Coyle
                                         ---------------------------------------
                                         Title:  MARY KAY COYLE
                                                MANAGING DIRECTOR

Address for Notice:

One Bankers Trust Plaza
New York, New York  10006
Attn: Mary Kay Coyle
Telecopy: 212-250-7218

Revolving Credit Commitment: $ 20,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      MELLON BANK, as a Bank


                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                         Title: Vice President

Address for Notice:

One Mellon Bank Center
Pittsburg, Pennsylvania  15258-0001
Attn:
Telecopy:

Revolving Credit Commitment: $ 20,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      THE CIT GROUP/BUSINESS CREDIT, INC., as
                                      a Bank


                                      By: /s/ Edward A. Jesser
                                         ---------------------------------------
                                         Title: Edward A. Jesser
                                                 Vice President

Address for Notice:

1211 Avenue of the Americas
New York, New York  10036
Attn: Edward A. Jesser, VP
Telecopy: 212/536-1295

Revolving Credit Commitment: $ 20,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      THE BANK OF TOKYO -- MITSUBISHI
                                      TRUST COMPANY, as a Bank


                                      By: /s/ Paul P. Malecki
                                         ---------------------------------------
                                         Title: PAUL P. MALECKI
                                                 Vice President

Address for Notice:

1251 Avenue of the Americas
New York, New York  10020-1104
Attn: Robert Gamba
Telecopy: 212-782-4981

Revolving Credit Commitment: $ 20,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      SOCIETE GENERALE, as a Bank


                                      By: /s/ Karel Vasak
                                         ---------------------------------------
                                         Title: Karel Vasak
                                                Vice President and
                                                Senior Relationship Director

Address for Notice:

1121 Avenue of the Americas
New York, New York  10020
Attn:
Telecopy:

Revolving Credit Commitment: $ 20,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      THE SUMITOMO TRUST AND BANKING CO.,
                                      LTD., NY BRANCH, as a Bank


                                      By: /s/ Suraj P. Bhatia
                                         ---------------------------------------
                                         Title:        SURAJ P. BHATIA
                                                    SENIOR VICE PRESIDENT
                                                MANAGER, CORPORATE FINANCE DEPT.

Address for Notice:

527 Madison Avenue
New York, New York  10022
Attn:
Telecopy:

Revolving Credit Commitment: $ 20,000,000

                                      CREDIT LYONNAIS, NEW YORK BRANCH,
                                      as a Bank


                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                         Title: [ILLEGIBLE]
                                                SVP

Address for Notice:

1301 Avenue of the Americas
New York, New York  10019
Attn: Heidi Rosen
Telecopy: 212-459-3179

Revolving Credit Commitment: $ 9,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      FLEET BANK, NATIONAL ASSOCIATION,
                                      as a Bank


                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                         Title: Asst. Vice-President

Address for Notice:

56 East 42nd Street, 3rd Floor
New York, New York  10017
Attn: Alex Sade
Telecopy:

Revolving Credit Commitment: $ 9,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      FIRST HAWAIIAN BANK, as a Bank


                                      By: /s/ Kathryn Plumb
                                         ---------------------------------------
                                         Title: VICE PRESIDENT

Address for Notice:

1132 Bishop Street
Honolulu, Hawaii  96813
Attn: KATHRYN PLUMB
Telecopy: 808-525-6372

Revolving Credit Commitment: $ 9,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      ALLIED IRISH BANKS, P.L.C., Cayman Islands
                                      Branch, as a Bank


                                      By: /s/ Marcia Meeker
                                         ---------------------------------------
                                         Title: V.P.


                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                         Title: S.V.P.

Address for Notice:

405 Park Avenue
New York, New York  10022
Attn:
Telecopy:

Revolving Credit Commitment: $ 9,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      POSTIPANKKI LTD., as a Bank


                                      By: /s/ LAWRENCE HALM    /s/ [ILLEGIBLE]
                                         -------------------------------------
                                         Title: SENIOR                 MANAGER
                                                VICE PRESIDENT

Address for Notice:

153 East 53rd Street
New York, New York  10022
Attn: LAWRENCE HALM
Telecopy: 212 758 0011

Revolving Credit Commitment: $ 9,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      NIPPON CREDIT BANK, as a Bank


                                      By: /s/ Barry S. Fein
                                         ---------------------------------------
                                         Title: Assistant Vice President

Address for Notice:

245 Park Avenue
New York, New York 10167
Attn: Barry S. Fein
Telecopy: (212) 490-3895

Revolving Credit Commitment: $ 9,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      WELLS FARGO BANK, N.A.,
                                      as a Bank


                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                         Title: VICE PRESIDENT

Address for Notice:

885 Third Avenue
New York, New York  10022
Attn: Roy Roberts
Telecopy: 212-836-4031

Revolving Credit Commitment: $ 9,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      FIRST UNION NATIONAL BANK, as a Bank


                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                         Title: AVP

Address for Notice:

301 South College Street
Charlotte, North Carolina  28288-0737
Attn:
Telecopy:

Revolving Credit Commitment: $ 9,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                     SWISS BANK CORPORATION, NY BRANCH,
                     as a Bank


                     By: /s/ Thomas Eggenschwiler       /s/ Thomas R. Salzano
                         ----------------------------   ------------------------
                        Title: Thomas Eggenschwiler     Thomas R. Salzano
                               Executive Director       Associate Director
                               Credit Risk Management   Banking Finance Support,


Address for Notice:

222 Broadway
New York, New York  10038
Attn:
Telecopy:

Revolving Credit Commitment: $ 9,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      BANK OF SCOTLAND, as a Bank


                                      By: /s/ Catherine M. Oniffrey
                                         ---------------------------------------
                                         Title: CATHERINE M. ONIFFREY
                                                    VICE PRESIDENT

Address for Notice:

565 Fifth Avenue
New York, New York  10017
Attn:
Telecopy:

Revolving Credit Commitment: $ 9,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      CORESTATES BANK, as a Bank


                                      By: /s/ Irene Rosen Marks
                                         ---------------------------------------
                                         Title: Vice President

Address for Notice:

1345 Chestnut Street
Philadelphia, Pennsylvania  19101-7618
Attn: Irene Rosen Marks
Telecopy: 215-975-7671

Revolving Credit Commitment: $ 9,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      BANQUE FRANCAISE DU COMMERCE
                                      EXTERIEUR, as a Bank


                                      By: /s/ Pieter J. van Tulder
                                         ---------------------------------------
                                         Title:    Pieter J. van Tulder
                                                Vice President And Manager
                                                   Multinational Group


Address for Notice:

645 Fifth Avenue
New York, New York  10022
Attn: Pieter van Tulder
Telecopy: 212-872-5045

Revolving Credit Commitment: $ 9,000,000

                        SAKS & COMPANY CREDIT AGREEMENT

                                      GIROCREDIT BANK, AG der SPARKASSEN,
                                      GRAND CAYMAN ISLAND BRANCH,
                                      as a Bank


                                      By: /s/ Anca Trifan
                                         ---------------------------------------
                                         Title: ANCA TRIFAN
                                                VICE PRESIDENT

Address for Notice:

65 East 55th Street
New York, New York 10022
Attn: Anca Trifan
Telecopy: 212-644-0644

Revolving Credit Commitment: $ 7,000,000